Exhibit 10.2

Interest Rate Risk Management
Agreement

Date: 11/6/1999

Permanent Custodians Limited

Permanent

Australian Mortgage Securities Ltd

AMS

ABN AMRO Bank N.V.

ABN

TABLE OF CONTENTS

Clause

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
1.2	Expressions used in the Trust Deed
1.3	Incorporation of ISDA Master Agreement Definitions
1.4	Interpretation
1.5	ABN’s Credit Rating
1.6	References to Funds and Liability of Trustee
1.7	No Enquiry by ABN
1.8	Transaction Documents
1.9	AMP Warehouse Trust
1.10	Direction by the Trust Manager

2.	THE FACILITIES

2.1	Agreement to provide the Facilities
2.2	Hedge Facility Limits
2.3	Deposit Facility Limit
2.4	Subsequent Variation of Availability of Hedges
2.5	Availability of each Facility

3.	CONDITIONS PRECEDENT

3.1	Initial Conditions Precedent
3.2	Conditions Precedent to utilisation of a Facility for a Particular Fund
3.3	Conditions Precedent to all Utilisations of the Facilities

4.	APPROVAL PROCESS FOR THE AVAILABILITY OF FACILITIES FOR A FUND

4.1	Fund Approval Application
4.2	Requirements of a Fund Approval Application
4.3	ABN’s Discretion to approve Facilities for a Fund
4.4	Issue of Fund Approval Notification by ABN

5.	UTILISATION OF THE HEDGE FACILITY

5.1	Agreement as to Spreads for Hedges
5.2	ABN may revoke previous agreement as to Spreads
5.3	Manner of entering into Hedges
5.4	Maximum Term of Hedges

6.	NOVATION OF HEDGES

6.1	Notice of Novation
6.2	Effect of Notice of Novation
6.3	Requirements for Novation

7.	HEDGING OBLIGATIONS OF TRUST MANAGER

8.	GENERAL HEDGE FACILITY PROVISIONS

8.1	Telephone Dealing
8.2	Standard Terms of Hedges
8.3	Trust Manager to Notify Trustee of all Hedges

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8.4	Valuation Report

9.	DEPOSIT FACILITY

9.1	Provision of Facility
9.2	Agreement as to Terms
9.3	Confirmation of Deposits/Terms
9.4	Agreement to Pay Interest and Repay Principal
9.5	Indemnity for early Repayment
9.6	Not Set-Off or Combination

10.	FEES

10.1	ABN’s Fee
10.2	Profits on Hedges and Deposits

11.	REPRESENTATIONS AND WARRANTIES

11.1	General Representations and Warranties
11.2	Approved Fund Representations and Warranties
11.3	Security Trust Representations and Warranties
11.4	ABN’s Representations and Warranties
11.5	Representations and Warranties Repeated

12.	UNDERTAKINGS

12.1	General Undertakings
12.2	Specific Undertakings of Trust Manager Regarding Approved Funds
12.3	Undertakings of Trustee and Trust Manager
12.4	Trust Manager’s Accounts

13.	FACILITY TERMINATION EVENTS

13.1	Facility Termination Events—All Approved Funds
13.2	Facility Termination Events—Specific Approved Funds
13.3	Rights Upon a Facility Termination Event
13.4	Suspension of Facilities during Grace Periods
13.5	Termination for Illegality
13.6	Termination by Notice—ABN
13.7	Termination by Notice—The Trust Manager
13.8	Termination for Increased cost
13.9	Survival on Termination

14.	PAYMENTS

14.1	Time and Place
14.2	No Set-Off or Deduction

15.	CAPACITY AND LIABILITY OF TRUSTEE

15.1	This Clause to Prevail
15.2	Definitions for the purposes of this clause
15.3	Limitation of Liability
15.4	Trustee’s Performance
15.5	Execution of other Agreements, Instruments etc.

16.	EXPENSES AND STAMP DUTIES

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16.1	Expenses
16.2	Stamp Duties

17.	ASSIGNMENTS

17.1	Assignments
17.2	Successors and Assigns

18.	GOVERNING LAW AND JURISDICTION

18.1	Governing Law
18.2	Jurisdiction

19.	MISCELLANEOUS

19.1	Notices
19.2	Continuing Obligation
19.3	Settlement Conditional
19.4	Severability of Provisions
19.5	Remedies Cumulative
19.6	Waiver
19.7	Variations in Writing
19.8	Indemnity for Breach of this Agreement
19.9	Further Assurances
19.10	Binding on Each Party
19.11	Counterparts

SCHEDULE

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THIS INTEREST RATE RISK MANAGEMENT AGREEMENT is made at Sydney on                        1999

BETWEEN	PERMANENT CUSTODIANS LIMITED, ACN 001 426 384, a company incorporated in New South Wales and having its registered office at 23-25 O’Connell Street, Sydney, NSW, 2000 (“Permanent”)
AND	AUSTRALIAN MORTGAGE SECURITIES LTD, ACN 003 072 446, a company incorporated in New South Wales and having its registered office at Level 15, AMP Centre, 50 Bridge Street, Sydney, NSW, 2000 (“AMS”)
AND	ABN AMRO BANK N.V., ARBN 079 478 612, established in Amsterdam, The Netherlands, and having a branch in Australia at Level 22, 255 George Street, Sydney, NSW 2000 (“ABN”)

RECITALS

A.           The Trustee has been appointed under the Trust Deed as trustee of each Fund from time to time created thereunder.

B.            The Trust Manager has been appointed under the Trust Deed as trust manager of each Fund from time to time created thereunder.

C.            The Trustee is empowered under the Trust Deed to enter into swaps and forward rate agreements, and to make deposits.

D.           ABN has agreed to provide a facility to enter into swaps and forward rate agreements with, and to accept deposits from, the Trustee in accordance with the terms of this Agreement.

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement, unless the context indicates a contrary intention:

“ABN’s Rating Agencies” means each of:

(a)           Moody’s Investors Service, Inc.; and

(b)           Standard & Poor’s Inc.

“Agreed Spread” means, at any time, in relation to a particular class of Hedge, the spread to a designated benchmark agreed between ABN and the Trust Manager from time to time pursuant to clause 5.1 for calculating the Fixed Rate, Floating Rate or Contract Rate (as the case may be) for that class of Hedge and in relation to which the Availability Period for that Agreed Spread has not then expired or terminated.

“Approved Fund” means a Fund approved by ABN pursuant to a Fund Approval Notification and “Approved Warehouse Fund” and “Approved Issuing Fund” have corresponding meanings.

“Authorised Officer” in relation to any party to this Agreement means any person from time to time certified by either a resolution of the board of directors of that party or in writing by 2 directors (or in the case of ABN by 2 duly authorised attorneys of ABN) of that party to be an authorised officer of that party, whose signature appears in or annexed to such resolution or certification and which such signature is certified therein by the board or those directors or attorneys to be that person’s signature.

“Availability Period” means, subject to clause 5.2(b), in relation to a particular class of Hedge and any Agreed Spread applying to that class of Hedge, the period for which it is agreed, pursuant to clause 5.1, that such Agreed Spread will apply to such class of Hedge.

“Bank Bill Rate” in relation to a Swap Transaction and a Calculation Period relating thereto, means the rate expressed as a percentage per annum calculated by taking the rates appearing on the Reuters Screen page "BBSW" at approximately 10.10 am Sydney time on the first day of that Calculation Period for each bank so quoting (being no fewer than 5) as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen page "BBSW" having a tenor closest to the duration of that Calculation Period, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to 4 decimal places. If fewer than 5 banks quote on the Reuters Screen page "BBSW", the rate for that Calculation Period shall be calculated as above by taking the rates otherwise quoted by 5 banks on application by ABN for such a bill of the same tenor. If a rate cannot be determined in accordance with the foregoing procedures, then the Bank Bill Rate shall mean such rate as is specified in good faith by ABN at or around that time on that date, having regard, to the extent possible, to comparable indices then available as to the rates otherwise bid and offered for such bills of that tenor around that time.

“Banking Day” means any date on which banks are open for business generally in Sydney.

“Commencement Date” means:

(a)           in relation to a Hedge, the due date for the commencement of the Hedge being:

(i)             for a Swap Transaction, its Trade Date as specified in the corresponding confirmations issued under the ISDA Master Agreement; and

(ii)            for a Forward Rate Agreement, its Deal Date as specified in the corresponding confirmations issued under the ISDA Master Agreement.

(b)           in relation to a Deposit, the date of the Deposit with ABN; and

(c)           in relation to an Approved Fund, the date upon which the relevant Fund Approval Notification is given.

“Deposit” means a cash deposit made by an Approved Fund with ABN in accordance with this Agreement.

“Deposit Facility” means the facility provided by ABN under this Agreement to accept Deposits.

“Designated Hedges” has the meaning given in clause 6.1.

“Dollar” or “$” means the lawful currency for the time being of the Commonwealth of Australia.

“Effective Novation Date” has the meaning given in clause 6.1.

“Encumbrance” means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, contractual right of set-off or any other security agreement or arrangement in favour of any person.

“Event of Insolvency” means:

(a)           in relation to a given corporation, any of the following events:

(i)           a liquidator, provisional liquidator, trustee, administrator, manager, receiver and manager or similar officer is appointed in respect of that corporation or any of its assets;

(ii)          an application is made to a court for an order and is not removed, enjoined or stayed within 30 days of the same being made or an order is made or a resolution is passed for the purpose of appointing a person referred to in paragraph (a) (i), or for winding up the corporation, for implementing a scheme of arrangement for the corporation or for placing the corporation under official management;

(iii)         a moratorium of any debts of the corporation or an official assignment or a composition or an arrangement formal or informal with the corporation’s creditors or any similar proceedings or arrangement by which the assets of that corporation are submitted to the control of its creditors, is applied for, ordered or declared;

(iv)         the corporation becomes or is declared insolvent within the meaning of any applicable law or is unable or admits in writing its inability to pay its debts as these fall due; and

(v)          any distress, execution, attachment or other process is made or levied against any asset of the corporation; or

(b)           in relation to an Approved Fund, any of the following events:

(i)           any of the events referred to in paragraph (a) (i)-(v) of this definition occurs in relation to the Trustee of that Approved Fund or in relation to any of the assets of that Approved Fund; or

(ii)          any application is made to a court for an order, or an order is made by a court, for the winding up or termination of that Approved Fund.

“Facility” means each of the Deposit Facility, the Swap Facility and the Forward Rate Facility.

“Facility Termination Date” means the earlier of:

(a)           31 December 2006 or such later date as is agreed in writing from time to time between the Trust Manager and ABN, and notified by the Trust Manager to the Trustee; and

(b)           such earlier date on which the Facility is terminated or cancelled by ABN in accordance with this Agreement.

“Facility Termination Event” means any of the events set out in clauses 13.1 and 13.2.

“Fixed Rate Loan” means, at any time, that part of the principal outstanding of a Loan secured by a Mortgage in respect of which the applicable interest rate is not at that time variable at the discretion of the Lender.

“Forward Rate Agreement” means a forward rate agreement between ABN and an Approved Issuing Fund on the terms contained in the ISDA Master Agreement.

“Forward Rate Facility” means the facility provided by ABN under this Agreement to enter into Forward Rate Agreements.

“Forward Rate Facility Limit” means, subject to this Agreement, $500,000,000.

“Fund Approval Application” means an application by the Trust Manager to ABN for ABN’s approval of a Fund as an Approved Fund for the purposes of this Agreement made in accordance with clause 4.1 (as the same may from time to time be varied by agreement between the Trust Manager and ABN).

“Fund Approval Notification” means a notification by ABN to the Trust Manager that a Fund is an Approved Fund for the purposes of this Agreement given in accordance with clause 4.4 (as the same may from time to time be varied by agreement between the Trust Manager and ABN).

“Hedge” means a Swap Transaction or a Forward Rate Agreement.

“Hedge Facility” means the Swap Facility or the Forward Rate Facility.

“Hedge Facility Limit” means, subject to this Agreement, $1,000,000,000.

“ISDA Definitions” means the 1991 ISDA Definitions, as published by the International Swap Dealers Association, Inc.

“ISDA Master Agreement” means an agreement dated on or about the date of this Agreement between the Trustee, the Trust Manager and ABN in the form of the Standard ISDA Agreement, with such amendments as are agreed to between the Trustee, the Manager and ABN.

“Material Adverse Effect” means an effect which is materially adverse to:

(a)           the ability of the Trustee or the Trust Manager or both of them to perform and observe any of their material obligations under their respective Relevant Documents; or

(b)           the validity or enforceability by ABN against the Trustee or the Trust Manager or both of them of their respective Relevant Documents in accordance with their terms, where such documents are intended to be capable of being enforced by ABN.

“Notional Amount” in relation to a Hedge has the same meaning as in the ISDA Definitions but for a Hedge which is a Forward Rate Agreement the “Notional Amount” means its Contract Amount.

“Relevant Documents” means:

(a)           in relation to the Trustee: this Agreement, the ISDA Master Agreement and each other Transaction Document relating to an Approved Fund to which the Trustee is a party or which is issued by the Trustee;

(b)           in relation to the Trust Manager: this Agreement and each other Transaction Document relating to an Approved Fund to which the Trust Manager is a party or which is issued by the Trust Manager; and

(c)           in relation to ABN: this Agreement and the ISDA Master Agreement.

“Standard ISDA Agreement” means the 1992 Multicurrency - cross border version of the ISDA Master Agreement (as published by International Swap Dealers Association, Inc.), with the “September 1991 Australian Addendum No. 2 (as amended in September 1992 and March 1994 and March 1997) - Swaptions” and the “September 1992 Australian Addendum No. 6 - A$ Forward Rate Agreements “ attached thereto and incorporated therein.

“Swap Facility” means the facility provided by ABN under this Agreement to enter into Swap Transactions.

“Swap Transaction” means an interest rate swap transaction, a forward interest rate swap transaction and, if agreed by ABN in its absolute discretion, any other swap transaction (as defined in the ISDA Definitions), but does not include a Forward Rate Agreement or an Option to enter into a Forward Rate Agreement.

“Tax” and “Taxes” means all income, stamp and other taxes, levies, imposts, deductions, charges and withholdings whatsoever together with interest thereon and penalties, if any, and charges, fees or other amounts made on or in respect thereof and “Taxation” will be construed accordingly.

“Transaction” means a Hedge or a Deposit (as the context requires).

“Transferee Fund” has the meaning given in clause 6.1.

“Transferor Fund” has the meaning given in clause 6.1.

“Trust Deed” means a Master Trust Deed dated 7 March 1995 between Permanent and AMS establishing the trusts known as ARMS II Funds, as amended from time to time.

“Trustee” means Permanent or such other trustee from time to time under the Trust Deed.

“Warehouse Fund Limit” means, subject to this Agreement, $50 million.

1.2          Expressions used in the Trust Deed

Unless the context indicates a contrary intention and unless otherwise defined herein, subject to clause 1.9, words and expressions defined in the Trust Deed have the same meaning where used in this Agreement as they have in the Trust Deed. Such words and expressions include:

“Assets”, “Beneficiary”, “Bonds”, “Designated Rating Agency”, “Face Value”, “Fund”, “Issuing Fund”, “Mortgage”, “Transaction Document”, “Trust Manager” and “Warehouse Fund”.

1.3          Incorporation of ISDA Master Agreement Definitions

Unless the context indicates a contrary intention and unless otherwise defined herein, words and expressions defined or incorporated in the ISDA Master Agreement (including words and expressions defined in the ISDA Definitions) have the same meanings where used in this Agreement as they from time to time have in the ISDA Master Agreement. Such words and expressions include:

“Calculation Period”, “Contract Amount”, “Contract Rate”, “Designated Maturity”, “Early Termination Date”, “Fixed Rate”, “Floating Rate”, “Option” and “Termination Date”.

1.4          Interpretation

In this Agreement unless the context indicates a contrary intention:

(a)           a reference to this Agreement includes the Recitals and the Schedules;

(b)           the expression “person” includes an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

(c)           a reference to any party includes that party’s executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

(d)           a reference to any deed, agreement, document or instrument is to such deed, agreement, document or instrument as amended, novated, supplemented, varied or replaced from time to time provided that where this Agreement refers to a word or expression defined in any deed, agreement or document and there is an amendment to that definition in such deed, agreement or document and ABN is not a party to such deed, agreement or document, the amended definition only takes effect for the purposes of this Agreement if consented to by ABN in writing;

(e)           a reference to any legislation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

(f)            words importing the singular shall include the plural (and vice versa) and words denoting a given gender shall include all other genders;

(g)           headings are for convenience only and shall not affect the interpretation of this Agreement;

(h)           a reference to a clause or a Schedule is a reference to a clause or Schedule respectively of this Agreement;

(i)            where any word or phrase is given a defined meaning any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

(j)            where the day on or by which any sum is payable or any act, matter or thing is to be done is a day other than a Banking Day such sum must be paid and such act, matter or thing must be done on the immediately following Banking Day;

(k)           all accounting terms used in this Agreement have the meaning given to those terms under accounting principles and practices generally accepted in Australia from time to time;

(l)            a reference to time is to Sydney time; and

(m)          a reference to entering into a Hedge includes a reference to the novation of that Hedge pursuant to clause 6 or otherwise.

1.5          ABN’s Credit Rating

(a)           ABN acknowledges that the Trustee and the Trust Manager have entered into this Agreement on the basis of and in reliance upon ABN’s credit rating current at the date of this Agreement by each of ABN’s Rating Agencies.

(b)           Subject to paragraph (c), during the term of any Bonds issued by an Approved Issuing Fund, the credit rating of ABN by any of ABN’s Rating Agencies is at any time reviewed downwards from the rating current at the date of this Agreement and as a result of such downgrade the credit rating of those Bonds would be reviewed downwards, then upon request by the Trust Manager ABN must, at ABN’s cost, use its reasonable endeavours to provide such assistance as may reasonably be required to assist the Trust Manager to implement a cost efficient arrangement enabling restoration or maintenance of the credit rating of those Bonds at the rating that was applicable to those Bonds prior to the review of ABN’s credit rating.

(c)           If, during the term of any Bonds issued by an Approved Issuing Fund, the credit rating of ABN falls below “A2” by Moody’s Investors Service, Inc or “A-1 +” by Standard & Poor’s Inc, then ABN must within 30 days (or within 5 days if the credit rating of ABN falls below “A-1” by Standard & Poor’s Inc.), on request by the Trust Manager lodge cash or other collateral with a bank or financial institution acceptable to each such Rating Agency (which may be ABN itself) of an amount and on such terms as are sufficient to ensure that the credit rating of those Bonds is maintained at the rating that was applicable to those bonds prior to the review of ABN’s credit rating. It is the intention of the parties that so far as is consistent with maintenance of the credit rating of the Bonds (as contemplated by this paragraph):

(i)             any interest accrued on any deposit of cash collateral shall belong to ABN; and

(ii)            any cash collateral should be deposited with and held by ABN.

1.6          References to Funds and Liability of Trustee

Each Transaction will be entered into by the Trustee in its capacity as trustee of a Fund and not in its personal capacity. Accordingly, references in this Agreement and the ISDA Master Agreement to:

(a)           any act or omission by, or a reference to, a Fund (in whatever form or context) shall be construed as an act or omission by, or a reference to, the Trustee acting in its capacity as a trustee of that Fund; and

(b)           any right conferred on, or obligation imposed on or assumed by a Fund (in whatever form or context) shall be construed as references to a right conferred on or an obligation imposed on or assumed by the Trustee acting in its capacity as trustee of that Fund.

1.7          No Enquiry by ABN

Unless it has actual notice to the contrary, ABN:

(a)           is entitled to assume that the Trust Manager has complied to all respects with all of its obligations to the Trustee under all Transaction Documents to which the Trust Manager is a party; and

(b)           has no obligation to make any enquiry as to whether or not the Trust Manager has so complied.

1.8          Transaction Documents

This Agreement and the ISDA Master Agreement are each Transaction Documents for the purposes of the Trust Deed.

1.9          AMP Warehouse Trust

(a)           For the purposes of this clause and clause 1.10:

(i)             “AMP Warehouse Trust” means the trust constituted by the AMP Warehouse Trust Deed and known as the AMP Warehouse Trust; and

(ii)            “AMP Warehouse Trust Deed” means the Deed dated 29 March 1994 between Australian Mutual Provident Society, ARBN 008 387 371, Permanent and AMS, as amended from time to time.

(b)           In this Agreement:

(i)             a reference to a Fund includes the AMP Warehouse Trust;

(ii)            a reference to the Trustee includes a reference to Permanent in its capacity as trustee of the AMP Warehouse Trust or to such other trustee from time to time of the AMP Warehouse Trust;

(iii)           a reference to the Trust Deed, in the context of a Fund which is the AMP Warehouse Trust, is to the AMP Warehouse Trust Deed; and

(iv)          a reference to a term defined in the Trust Deed, where that defined term is used in the context of a Fund which is the AMP Warehouse Trust, is to the equivalent defined term (howsoever described) in the AMP Warehouse Trust Deed or where there is no equivalent defined term in the AMP Warehouse Trust Deed to the defined term in the Trust Deed but with all such amendments as are necessary so that it can be construed as applying to the AMP Warehouse Trust.

1.10        Direction by the Trust Manager

(a)           (ARMS II Funds): AMS in it capacity as Manager of the ARMS II Funds directs Permanent as trustee of the ARMS II Funds to enter into and perform its obligations under this Agreement, the ISDA Master Agreement and each Hedge entered into by Permanent as trustee of the ARMS II Funds.

(b)           (AMP Warehouse Trust): AMS in its capacity as Manager of the AMP Warehouse Trust directs Permanent, as trustee of the AMP Warehouse Trust, to enter into and perform its obligations under, this Agreement, the ISDA Master Agreement and each Hedge entered into by Permanent as trustee of the AMP Warehouse Trust.

2.             THE FACILITIES

2.1          Agreement to provide the Facilities

Subject to the terms of this Agreement, and in reliance upon the representations, warranties and undertakings by the Trust Manager and the Trustee in this Agreement, ABN agrees to make the Deposit Facility, the Swap Facility and the Forward Rate Facility available to each Approved Fund.

2.2          Hedge Facility Limits

(a)           (Aggregate Hedge Limit): ABN is not obliged to enter into any Hedge with any Approved Fund if the then aggregate Notional Amounts of all existing Hedges with all Approved Funds, plus the Notional Amount of the Hedge proposed to be entered into, is greater than the Hedge Facility Limit.

(b)           (Warehouse Fund Limit): ABN is not obliged to enter into any Hedge with any Approved Fund which is a Warehouse Fund if the then aggregate Notional Amounts of all existing Hedges with all Warehouse Funds, plus the Notional Amount of the Hedge proposed to be entered into, is greater than the Warehouse Fund Limit.

(c)           (FRA Facility Limit): ABN is not obliged to enter into any Forward Rate Agreement with any Approved Fund if the then aggregate Contract Amount for all existing Forward Rate Agreements with all Approved Funds, plus the Contract Amount of the Forward Rate Agreement proposed to be entered into, is greater than the Forward Rate Facility Limit.

(d)           (Individual Approved Fund Limits): ABN is not obliged to enter into any Hedge with any Approved Fund if:

(i)             ABN has not approved the granting of the corresponding Hedge Facility to the Approved Fund in a Fund Approval Notification; or

(ii)            the then aggregate Notional Amounts of the particular type of existing Hedges with the Approved Fund, and the Hedge proposed to be entered into, is greater than the aggregate Notional Amount or the aggregate Contract Amount (as the case may be) for the particular type of Hedge as specified in the corresponding Fund Approval Notification.

2.3.         Deposit Facility Limit

(a)           (Availability of Deposit Facility): The Deposit Facility is only available to an Approved Fund if the Trust Manager has applied for the Deposit Facility to be available to the Approved Fund in a Fund Approval Application and ABN has approved the granting of the Deposit Facility to the Approved Fund in the corresponding Fund Approval Notification.

(b)           (No Limit on Deposits): Where the Deposit Facility is available to an Approved Fund, there is no limit on the amount of Deposits that may be accepted by ABN from that Approved Fund.

2.4.         Subsequent Variation of Availability of Hedges

(a)           (Increase in Hedge Limits): If, as a result of the operation of clause 2.2, a Hedge is not available to an Approved Fund, ABN may, in its absolute discretion, following a written request from the Trust Manager, by notice in writing to the Trust Manager (which the Trust Manager must copy to the Trustee), increase the Hedge Facility Limit, the Warehouse Fund Limit or the Forward Rate Facility Limit (as the case may be).

(b)           (Variation of Availability of Facilities): The Trust Manager may from time to time issue an amended Fund Approval Application for an Approved Fund to ABN. ABN may in its absolute discretion issue an amended Fund Approval Notification in respect of that Approved Fund. Such amended Fund Approval Notification will supersede any previous Fund Approval Notification in relation to the corresponding Approved Fund (to the extent of such amendment).

2.5.         Availability of each Facility

Subject to the terms of this Agreement, each Facility is available until the Facility Termination Date, whereupon each Facility will be cancelled and any unutilised portion of the Hedge Facility Limit, the Warehouse Facility Limit and the Forward Rate Facility Limit will be permanently reduced to the level of utilisation current on that date.

3.             CONDITIONS PRECEDENT

3.1          Initial Conditions Precedent

The obligation of ABN under this Agreement to provide the Facilities is subject to the conditions precedent that prior to the first utilisation of a Facility:

(a)           (Delivery of Documents): ABN receives all of the following in form and substance satisfactory to it:

(i)             this Agreement duly executed by the Trustee and the Trust Manager;

(ii)            a copy of the Trust Deed certified to be a then true copy thereof by two Authorised Officers of the Trust Manager and the Trustee;

(iii)           the ISDA Master Agreement duly executed by the Trustee;

(iv)          legal opinions from the Trustee’s and Trust Manager’s respective solicitors; and

(v)           certificates from each of the Trustee and the Trust Manager respectively under which each appoints at least 2 Authorised Officers for the purposes of this Agreement; and

(b)           (ABN’s Fee): ABN and the Trust Manager have agreed on the amount and other details of ABN’s fee as contemplated by clause 10.1.

3.2          Conditions Precedent to utilisation of a Facility for a Particular Fund

The obligation of ABN to make a Facility available to a Fund is subject to the following conditions precedent being satisfied in relation to that Nominated Fund:

(a)           (Receipt of Fund Approval Application): ABN receives a Fund Approval Application in accordance with this Agreement in relation to that Fund requesting, amongst other things, that ABN make available the Facility for the Fund;

(b)           (Issue of Fund Approval Notification): ABN has issued a Fund Approval Notification in relation to that Fund and that Facility;

(c)           (Security Trust Deed): in the case of a Fund in respect of which there is or will be a Security Trust Deed, ABN has received a copy of that Security Trust Deed, which must be in form and substance satisfactory to ABN (in its absolute discretion), certified by an Authorised Officer of the Trust Manager or by the Trust Manager’s solicitors; and

(d)           (Agreement as to Hedge Rates): in the case of a proposed utilisation of a Hedge Facility, agreement has been reached between ABN and the Trust Manager, prior to the proposed Commencement Date of the corresponding Hedge, as to either:

(i)             the applicable Fixed Rate and Floating Rate or Contract Rate (as the case may be) for that Hedge and the Hedge is entered into prior to the expiration of the period specified by ABN for which the Fixed Rate and Floating Rate or the Contract Rate (as the case may be) will be available for the Hedge; or

(ii)            as to the Agreed Spread for calculating the Fixed Rate, the Floating Rate or the Contract Rate (as the case may be) to apply to the particular class of corresponding Hedge and the Hedge is entered into prior to the expiration of the Availability Period for the Agreed Spread.

3.3          Conditions Precedent to all Utilisations of the Facilities

The obligation of ABN to permit the utilisation of each Facility in relation to a Fund is subject to the following further conditions precedent being satisfied (or waived in writing by ABN in its absolute discretion):

(a)           (Representation and warranties true): the representations and warranties made to ABN under this Agreement remain true and correct on the proposed date for the utilisation of the Facility as though made on each such date; and

(b)           (No Facility Termination Event): no Facility Termination Event is subsisting on the proposed date for the utilisation of the Facility or would result from the utilisation of the Facility, which, in either case, entitles ABN to terminate or suspend the availability of the Facilities to that Fund.

4.             APPROVAL PROCESS FOR THE AVAILABILITY OF FACILITIES FOR A FUND

4.1          Fund Approval Application

The Trust Manager may from time to time request ABN to approve a Fund as an Approved Fund for the purposes of this Agreement by giving to ABN a written application complying with clause 4.2.

4.2          Requirements of a Fund Approval Application

Each Fund Approval Application must:

(a)           (Form): be in the form and contain the information referred to in the Schedule;

(b)           (Fund): contain a nomination of a Fund as an Approved Fund;

(c)           (Facilities): contain a nomination by the Trust Manager of the proposed Facilities to be made available to that Fund;

(d)           (Hedge Facility Amounts): contain a nomination by the Trust Manager of the aggregate Notional Amounts or Contract Amounts to apply to each Hedge Facility nominated by the Trust Manager to apply to that Fund;

(e)           (Transaction Documents): have attached to it a copy of each existing or proposed Transaction Document (other than this Agreement and the ISDA Master Agreement) relating to that Fund, certified as a true copy thereof by an Authorised Officer of the Trust Manager or by the Trust Manager’s solicitors (unless such a certified copy has been previously supplied to ABN);

(f)            (Received by ABN): be received by ABN 2 Banking Days before the proposed date for the first utilisation of the Facilities nominated by the Trust Manager to apply to the Fund or such other period as may be agreed from time to time in writing between the Trust Manager and ABN; and

(g)           (Signed): be signed by 2 Authorised Officers of the Trust Manager.

4.3          ABN’s Discretion to approve Facilities for a Fund

Following receipt of a Fund Approval Notification in relation to a Fund, ABN may in its absolute discretion approve, or decline to approve, that Fund as an Approved Fund for the purposes of this Agreement or the availability of a proposed Facility nominated by the Trust Manager to apply to that Fund.

4.4          Issue of Fund Approval Notification by ABN

If ABN approves a Fund to be an Approved Fund, and the making available to that Fund of the Facilities nominated by the Trust Manager, ABN will issue to the Trust Manager an approval by completing, signing and returning to the Trust Manager the Fund Approval Notification set out at the end of the relevant Fund Approval Application. Upon the issue of a Fund Approval Notification, the Fund referred to therein will be an Approved Fund for the purposes of this Agreement and ABN must make the Facilities referred to therein available to that Fund, subject to:

(a)           the terms and conditions of this Agreement; and

(b)           the satisfaction of any additional terms and conditions specified by ABN in the Fund Approval Notification.

If ABN decides not to issue a Fund Approval Notification, it will advise the Trust Manager in writing to this effect as soon as practicable thereafter.

5.             UTILISATION OF THE HEDGE FACILITY

5.1          Agreement as to Spreads for Hedges

ABN and the Trust Manager may from time to time agree in writing:

(a)           the spread to a designated benchmark for calculating the Fixed Rate and the Floating Rate or the Contract Rate (as the case may) to apply for particular classes of future Hedges; and

(b)           the period for which any such agreed spread is to apply.

5.2          ABN may revoke previous agreement as to Spreads

(a)           Subject to the terms of this Agreement, if and for so long as there is an Agreed Spread in relation to a particular class of Hedge, then that Agreed Spread shall be used for calculating the Fixed Rate, Floating Rate or Contract Rate (as the case may be) at which the class of Hedge will be entered into until the Availability Period for the Agreed Spread expires or is terminated.

(b)           If ABN in its absolute discretion believes that conditions applicable in the relevant financial market have changed from those prevailing at the time any agreement was reached between it and the Trust Manager pursuant to clause 5.1, it may by not less than 10 Business Days notice in writing to the Trust Manager terminate the Availability Period for any Agreed Spread applicable to any class of Hedge. This clause does not prevent the Trust Manager and ABN thereafter entering into a fresh agreement pursuant to clause 5.1.

5.3          Manner of entering into Hedges

(a)           (ISDA Master Agreement): Except to the extent specifically otherwise agreed between the parties, any Hedge under a Hedge Facility which is available to an Approved Fund must be entered into in the manner and the form prescribed by, and upon and subject to the terms of, the ISDA Master Agreement.

(b)           (Other Terms): Without limiting any other provision of this Agreement, ABN is not obliged to enter into any Hedge unless:

(i)             in the case of a proposed Swap Transaction or Forward Rate Agreement, the Floating Rate and the Fixed Rate or the Contract Rate (as the case may be) are in accordance with any then prevailing agreement referred to in clause 3.2(d) and the Termination Date is in accordance with clause 5.4;

(ii)            in the case of a proposed Swap Transaction, the Calculation Periods are approximately 30 days (or such other periods as may be agreed in writing from time to time between the Trust Manager and ABN, either to apply generally or in one or more particular instances); and

(iii)           in the case of a proposed Forward Rate Agreement, the Contract Amount, Settlement Date, Termination Date and Designated Maturity have been agreed with the Trust Manager and are not inconsistent with this Agreement (unless otherwise agreed to in writing by ABN).

5.4          Maximum Term of Hedges

ABN is not obliged to enter into any Hedge under this Agreement with a term exceeding 5 1/2 years from its Commencement Date (or such longer period as may be agreed in writing from time to time between the Trust Manager and ABN, and notified by the Trust Manager to the Trustee).

6.             NOVATION OF HEDGES

6.1          Notice of Novation

Subject to clause 6.3, the Trust Manager may from time to time give written notice to ABN (copied to the Trustee) specifying that with effect from a date (the “Effective Novation Date”) specified in the notice all or part of the obligations of the Trustee under one or more Hedges (the “Designated Hedges”) will cease to be owed by it in its capacity as trustee of the Approval Fund (the “Transferor Fund”) in respect of which those Hedges were entered into, and will become owed by it in its capacity as trustee of the Approved Fund specified in the notice (the “Transferee Fund”).

6.2          Effect of Notice of Novation

If the Trust Manager gives a notice under clause 6.1, then, subject to clause 6.3, with effect from the Effective Novation Date:

(a)           the obligations of the Trustee under the Designated Hedges will, to the extent of all or part of the obligations as specified in the notice cease to be owned by it in its capacity as trustee of the Transferor Fund and will immediately (without any further act or thing needing to be done) become owned by it in its capacity as trustee of the Transferee Fund;

(b)           the obligations of ABN under the Designated Hedges will, to the extent to which they correspond to the obligations of the Trustee specified in the notice, cease to be owed to the Trustee as trustee of the Transferor Fund and will immediately (without any further act or thing needing to be done) become owed to the Trustee as trustee of the Transferee Fund; and

(c)           if the notice specifies that part only of the obligations of the Trustee under the Designated Hedges are to cease to be owed by the Trustee in its capacity as trustee of the Transferor Fund, then:

(i)             the Notional Amount or Contract Amount (as the case may be) of the Designated Hedges shall be reduced to that extent; and

(ii)            a new Hedge shall be deemed to be entered into between the Trustee as trustee of the Transferee Fund and ABN having a Notional Amount or Contract Amount (as the case may be) equal to the amount of such reduction and a Commencement Date which is the Effective Novation Date, but otherwise on the same terms as the Designated Hedges with such consequential amendments as are necessary to give effect thereto.

6.3          Requirements for Novation

(a)           (Preconditions to Novation):  A notice under clause 6.1, and the effect of that notice under clause 6.2, is subject to the operation of clause 2.2 and the compliance by the Trust Manager with its obligations under clause 7, in relation to the Transferee Fund.

(b)           (When Notice must be given):  The Trust Manager must give a notice under clause 6.1 where to do so will ensure continuing compliance by the Trust Manager of its obligations under clause 7 in relation to the Transferor Fund and the Transferee Fund.

7.             HEDGING OBLIGATIONS OF TRUST MANAGER

The Trust Manager undertakes to the Trustee and ABN (and as between the Trust Manager and the Trustee, subject to the terms of any other Transaction Document) to exercise its rights and powers under the Trust Deed and this Agreement in such a way as to ensure that:

(a)           any mismatch between:

(i)             the basis of calculating interest payable to an Approved Fund (and the principal amount by reference to which such interest is payable) in respect of any Loan comprised in the Assets of that Approved Fund; and

(ii)            the basis of calculating interest or other amounts payable to Bondholders or Beneficiaries of that Approved Fund (and the principal amount or other sum by reference to which such interest or other amount is payable) in respect of Bonds issued by, or other amounts payable under Transaction Documents relating to, that Approved Fund, is fully hedged; and

(b)           at all times the aggregate of the Notional Amounts and Contract Amounts of all Hedges in respect of which an Approved Fund has rights and owes obligations is less than 100% of the aggregate Face Value of all Mortgages comprised in the Assets of that Approved Fund.

8.             GENERAL HEDGE FACILITY PROVISIONS

8.1          Telephone Dealing

(a)           (Communications may be made by Telephone):  All notices, quotes, acceptances and other communications required by or made in connection with each Hedge or the making of each Hedge may be made by telephone.

(b)           (Entitled to Assume Dealing with Authorised Officer):  Each party will be entitled to assume, in the absence of knowledge to the contrary, that a person who claims or purports to be a person who is an Authorised Officer of another party is in fact that person, and that other party shall be bound by all communications made by that person.

(c)           (Tape Recordings):  The parties to this Agreement may make a tape recording of any telephone conversation between any of them relating to this Agreement. Any tape recording will remain at all times the property of the party which made the recording and may be used, kept or destroyed at the entire discretion of that party, but if there is a disagreement as to the contents of a telephone conversation and a tape recording by a party of that conversation is in existence, then a copy of the relevant part of such tape recording, or a certified transcript thereof, held by the party will be made available to the other party to that conversation on request (and at that other party’s expense) and will be available as evidence in any court proceedings.

(d)           (Confirmations):  Upon entering into a Hedge by telephone, the parties to that Hedge must follow the procedures for confirming the Hedge as set out in Part 5(e) of the ISDA Master Agreement. A failure by any party to the Hedge to follow such procedures in relation to a Hedge will not negate, or affect the enforceability of, the Hedge.

8.2          Standard Terms of Hedges

Unless otherwise provided herein, or unless expressly agreed in writing between the parties in relation to a particular Hedge, all Hedges entered pursuant to this Agreement will:

(a)           (Arrears Basis):  be entered into and settled on an arrears calculation and payment basis; and

(b)           (Business Day Convention):  be subject to the Following Business Day Convention.

8.3          Trust Manager to Notify Trustee of all Hedges

The Trust Manager must notify the Trustee of the material terms of each Hedge at the time or promptly after the Hedge is entered into.

8.4          Valuation Report

Not later than 5 Business Days after the end of each calendar month if requested by the Trust Manager, and at such other times as the Trust Manager may from time to time request on not less than 2 Business Day’s notice, ABN must deliver to the Trust Manager a report specifying, as at the end of that month or the date specified by the Trust Manager in its request (as the case may be):

(a)           (Individual Notional Amounts):  the Notional Amount for each Hedge then current;

(b)           (Total For each Fund):  the aggregate Notional Amount for all Hedges then current for each Approved Fund; and

(c)           (Aggregate Notional Amounts for all Funds):  the aggregate Notional Amount for all Hedges then current for all Approved Funds.

9.             DEPOSIT FACILITY

9.1          Provision of Facility

Subject to this Agreement, ABN agrees to accept from to time Deposits from an Approved Fund.

9.2          Agreement as to Terms

ABN will from time to time, if required by the Trust Manager, notify the Trust Manager in writing of the interest rate, interest payment dates and maturity dates applicable for particular types of Deposits that it is prepared to accept from an Approved Fund and of the period for which it is prepared to accept any such type of Deposit. Subject to the foregoing, each Deposit will be on such terms as may be agreed between ABN and the Trust Manager, or failing such agreement, on ABN’s normal terms for accepting a deposit of the same type as the Deposit.

9.3          Confirmation of Deposits/Terms

If a Deposit is made by an Approved Fund, ABN will within 5 Banking Days of receipt of the Deposit (or such longer period from time to time agreed by the Trust Manager with ABN) confirm in writing to the Trust Manager (which the Trust Manager must copy to the Trustee) receipt of the Deposit and the interest rate, interest payment dates and maturity date applicable to the Deposit (the interest rate and the interest payment dates must be consistent with the most recent notification by ABN pursuant to clause 9.2 for the type of the Deposit).

9.4          Agreement to Pay Interest and Repay Principal

In respect of each Deposit, ABN must:

(a)           (Interest):  pay to the Approved Fund interest on that Deposit at the interest rate and on the interest payment dates referred to in the written confirmation by ABN relating to that Deposit pursuant to clause 9.3; and

(b)           (Repay Principal):  repay that Deposit to the Approved Fund on the maturity date for the Deposit specified in the written confirmation relating to that Deposit given pursuant to clause 9.3.

9.5          Indemnity for early Repayment

Each Approved Fund must not seek the repayment of a Deposit prior to its scheduled maturity date. If for any reason ABN is required to repay a Deposit prior to its scheduled maturity date (including, but not limited to, any law relating to insolvency), the relevant Approved Fund must indemnify, and pay to ABN on demand, any expenses or losses (including a loss of profit) suffered or incurred, either directly or indirectly, by ABN as a result thereof. ABN is entitled to deduct its expenses or losses from the amount of the Deposit. ABN must provide to the Trust Manager prior to or at the same time as making any such deduction reasonable details of the calculation of the amount of any such expenses or losses.

9.6          Not Set-Off or Combination

ABN waives and shall not have or be entitled to exercise any right of set-off, combination of accounts, lien or Security Interest over any Deposit. Without limitation, ABN shall not be entitled to set-off any obligation by an Approved Fund under or in respect of a Hedge against any obligation of ABN under or in respect of a Deposit.

10.          FEES

10.1        ABN’s Fee

The Trustee must pay ABN any applicable fee calculated and due on such dates as agreed in writing from time to time between the Trust Manager and ABN (the details of which must be notified by the Trust Manager to the Trustee). The Trust Manager must direct the Trustee to allocate such fee between the Approved Funds on such basis as is agreed from time to time between the Trustee and the Trust Manager.

10.2        Profits on Hedges and Deposits

ABN is entitled for its own account to any profits earned by it in relation to any Hedge entered into by it, or Deposit accepted by it, under this Agreement.

11.          REPRESENTATIONS AND WARRANTIES

11.1        General Representations and Warranties

The Trustee and the Trust Manager each represents and warrants to ABN in respect of itself that:

(a)           (Legally binding obligation):  its Relevant Documents constitute or will constitute its valid and legally binding obligations in accordance with their terms;

(b)           (Execution, delivery and performance):  the execution, delivery and performance of its Relevant Documents do not and will not violate any existing law or regulation or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(c)           (Authorisations):  all consents, licences, approvals and authorisations of every government authority required to be obtained by it in connection with the execution, delivery and performance of its Relevant Documents have been or will be obtained and are or will be valid and subsisting;

(d)           (Due incorporation):  it is duly incorporated and has the power to own its own property and to carry on its business;

(e)           (Memorandum and Articles):  the execution, delivery and performance by it of its Relevant Documents does not or will not violate its Memorandum and Articles of Association;

(f)            (Corporate power):  it has the power, and has taken or will take all corporate and other action required, to enter into its Relevant Documents to which it is a party and to authorise the execution and delivery thereof and the performance of its obligations thereunder;

(g)           (No Termination Event):  to the best of its knowledge and belief no event has occurred which constitutes a Termination Event or which with the giving of notice and/or the lapse of time and/or satisfaction of any condition and/or any determination by any person would constitute a Termination Event;

(h)           (No Actions):  to the best of its knowledge and belief, no actions, arbitrations, proceedings or claims are pending, in progress or threatened against it or its property which would have a Material Adverse Effect; and

(i)            (Copies of Transaction Documents):  (by the Trust Manager only) the copies of the Transaction Documents relating to an Approved Fund provided to ABN under this Agreement are true copies thereof and no other Transaction Documents relating to the Approved Fund have been entered into or otherwise exist.

11.2        Approved Fund Representations and Warranties

The Trustee represents and warrants to ABN in respect of each Approved Fund with effect from the first Commencement Date for that Approved Fund that:

(a)           (Trustee):  it has power to enter into its Relevant Documents in its capacity as trustee of the Approved Fund and to deal with the property of each Approved Fund as therein provided;

(b)           (Trust validly created):  the Approved Fund is validly created; and

(c)           (Trustee validly appointed):  the Trustee has been validly appointed as trustee of the Approved Fund and is the sole trustee thereof.

11.3        Security Trust Representations and Warranties

The Trustee represents and warrants to ABN in relation to each Security Trust Deed (if any) relating to an Approved Fund with effect from the first Commencement Date for that Approved Fund that:

(a)           (Security Trust Deed validly created):  the Security Trust Deed has been validly created and is in existence;

(b)           (Security Trustee validly appointed):  the Security Trustee has been validly appointed as trustee under the Security Trust Deed and is presently the sole trustee thereunder;

(c)           (Good Security):  the Security Trust Deed constitutes a good and valid security interest over the property held by the Approved Fund;

(d)           (Priority of Claims):  upon the charge created by the Security Trust Deed becoming enforceable, the priority of ABN’s claims against the Approved Fund under or in relation to this Agreement or the ISDA Master Agreement (as the case may be) will be as set out in that Security Trust Deed (subject to any law relating to creditors’ rights generally); and

(e)           (No Event of Default):  to the best of its knowledge and belief, no “Event of Default” (as defined in the Security Trust Deed) is subsisting under the Security Trust Deed.

11.4        ABN’s Representations and Warranties

ABN represents and warrants to each of the Trustee and the Trust Manager that:

(a)           (Legally binding obligation):  its Relevant Documents constitute its valid and legally binding obligations in accordance with their terms;

(b)           (Execution, delivery and performance):  the execution, delivery and performance of its Relevant Documents do not violate any existing law or regulation or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(c)           (Authorisation):  all consents, licences, approvals and authorisations of every government authority required to be obtained by it in connection with the execution, delivery and performance of its Relevant Documents have been obtained and are valid and subsisting;

(d)           (Due incorporation):  it is duly incorporated and has the power to own its own property and to carry on its business;

(e)           (Memorandum and Articles):  the execution, delivery and performance by it of its Relevant Documents does not violate its constituent documents; and

(f)            (Corporate power):  it has the power, and has taken all corporate and other action required, to enter into its Relevant Documents to which it is a party and to authorise the execution and delivery thereof and the performance of its obligations thereunder.

11.5        Representations and Warranties Repeated

Each representation and warranty contained in clauses 11.1, 11.2, 11.3 and 11.4 will be repeated on each Commencement Date for each Approved Fund, with reference to the facts and circumstances subsisting in relation to that Approved Fund as at that time.

12.          UNDERTAKINGS

12.1        General Undertakings

Each of the Trustee and the Trust Manager undertakes in respect of itself to ABN that until and including the later of the Termination Date and the date on which all Hedges have been terminated or discharged by performance:

(a)           (Perform Obligations):  it will perform, fulfil and observe its material obligations under its Relevant Documents; and

(b)           (Notification of Certain Events):  it will notify ABN in writing as soon as reasonably practicable after it becomes aware of:

(i)             the occurrence of any Facility Termination Event (construed in the case of clause 13.2(f) in the absence of the requirement for the expiration of 10 Banking Day’s written notice from ABN requiring the remedy of a breach or default and construed in the case of clause 13.2(d) in the absence of the requirement for a Material Adverse Effect) provided that in the case of clause 13.2(d), ABN needs only to be notified of a variation, amendment or waiver to a Transaction Document which the Trust Manager in good faith considers may be material to ABN’s position; and

(ii)            the occurrence of any litigation, arbitration, criminal or administrative proceedings or labour disputes relating to it or any of its property, assets or revenues that involves a claim against it in excess of $1,000,000 and that, if decided adversely to it, could have a Material Adverse Effect.

12.2        Specific Undertakings of Trust Manager Regarding Approved Funds

The Trust Manager undertakes to ABN that it will, until the later of the Facility Termination Date and the date on which all Hedges have been terminated or discharged by performance:

(a)           (Information):  deliver to ABN promptly:

(i)             such reports or accounts relating to each Approved Fund as are produced for distribution to Bondholders or Beneficiaries in relation to the Approved Fund; and

(ii)            such further information in its possession and control regarding the financial condition and business operations of each Approved Fund as ABN reasonably requires.

(b)           (Compliance with accounting standards):  ensure that any reports or accounts (other than reports or accounts in the nature of management accounts) delivered to ABN in respect of each Approved Fund are prepared in accordance with the Trust Deed, the Corporations Law and any applicable statute and accounting standards and will give a true and fair view of the financial condition of the Approved Fund and its investments and the result of its operations as at the date, and for the period ending on the date, to which such accounts are prepared;

(c)           (Reports to Rating Agency):  send to ABN a copy of each monthly report, or other material statement or material information, provided to a Designated Rating Agency in relation to each Approved Fund simultaneously with or as soon as practicable after the provision of that report, statement or information to that Designated Rating Agency;

(d)           (Restriction on Encumbrances):  not create, permit or suffer to exist any Encumbrance over all or any of the assets of each Approved Fund without the prior written consent of ABN except as permitted by and in accordance with the Master Trust Deed and the relevant Security Trust Deed;

(e)           (New Trustee):  notify ABN forthwith in writing if Permanent ceases for any reason or at any time to be the sole trustee of an Approved Fund and procure any new trustee thereof, (who must be registered under the Trustee Companies Act, 1964 of New South Wales or the Trustee Companies Act, 1958 of Victoria or approved by ABN which approval will not be unreasonably withheld), to execute in favour of ABN such covenants, deeds and other instruments which ABN requires provided that these are not any more onerous than those required or obtained by ABN under this Agreement or the ISDA Master Agreement; and

(f)            (Determination of an Approved Fund):  to notify ABN forthwith in writing if an Approved Fund is determined or for any reason ceases to exist or if the Trustee is required or directed by any Beneficiary or Bondholder in relation to an Approved Fund to do any act or thing in relation to that Approved Fund or the Assets thereof where the Trust Manager in good faith considers that the act or thing may be material to ABN’s position.

12.3        Undertakings of Trustee and Trust Manager

Each of the Trustee and the Trust Manager severally undertakes to ABN that, until the later of the Facility Termination Date and the date upon which all Hedges have been terminated or discharged by performance, it will not:

(a)           (Prejudice right of Indemnity):  do or fail to do, any act whereby the Trustee’s right of indemnity out of the assets of any Approved Fund would be materially prejudiced or diminished in any way; and

(b)           (Restriction of dealings):  except as permitted by and in accordance with provided in the Trust Deed and the relevant Security Trust Deed, sell or otherwise dispose of or create any interest in the trust property comprising an Approved Fund.

12.4        Trust Manager’s Accounts

The Trust Manager undertakes to ABN that it will deliver to ABN promptly upon request such accounts in relation to the financial condition of the Trust Manager as are produced for inclusion in its annual report (or consolidated group annual report, as the case may be).

13.          FACILITY TERMINATION EVENTS

13.1        Facility Termination Events—All Approved Funds

Each of the following events is a Facility Termination Event in respect of all Approved Funds:

(a)           (Failure to Pay):  the Trustee or the Trust Manager does not pay on or before the third Banking Day after the due date any moneys due to ABN under this Agreement;

(b)           (Change of Trustee):  Permanent ceases to be the Trustee of any Approved Fund or the sole Trustee without the prior written approval of ABN which consent must not be unreasonably withheld, delayed or conditioned;

(c)           (Change of Trust Manager):  AMS ceases to be the Trust Manager without the prior written approval of ABN;

(d)           (Event of Insolvency of Trust Manager):  any Event of Insolvency occurs in relation to the Trust Manager other than for the purposes of a corporate reconstruction of the Trust Manager with the prior written approval of ABN;

(e)           (Illegality):  at any time it is unlawful for any of the Trustee or the Trust Manager to perform any of its obligations under this Agreement;

(f)            (Change in control):  without the prior written consent of ABN, such consent not to be unreasonably withheld, delayed or conditioned, effective control of the Trustee or the Trust Manager is altered from that subsisting at the date of this Agreement. For the purpose of this paragraph (f) "effective control" in relation to a person means:

(i)             control of the composition of the board of directors of the person;

(ii)            control of more than half of the voting power of the person; or

(iii)           control of more than half of the issued share capital of the person excluding any part thereof which carries no right to participate beyond a specified amount in the distribution of either profit or capital; and

(g)           (ASC Register):  the Trustee or the Trust Manager ceases to be registered as a company under the Corporations Law.

13.2        Facility Termination Events—Specific Approved Funds

Each of the following events is a Facility Termination Event in relation to an Approved Fund:

(a)           (Event of Insolvency of Approved Fund):  any Event of Insolvency occurs in relation to the Approved Fund;

(b)           (Designation of Early Termination Date):  ABN designates in accordance with the ISDA Master Agreement a date as an Early Determination Date in respect of any Hedge with the Approved Fund;

(c)           (Void or Voidable):  a Transaction Document which relates to that Approved Fund is, becomes or is claimed by any person with standing to make such claim to be, void, voidable or unenforceable in whole or in part;

(d)           (Variation of Transaction Documents):  any variation, amendment or waiver of the provisions of any Transaction Document relating to that Approved Fund occurs from the form of the Transaction Documents delivered to ABN in accordance with this Agreement, or any other Transaction Document relating to an Approved Fund is entered into, in either case which might reasonably be expected to have a Material Adverse Effect, without ABN’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned;

(e)           (Security Trust Deed):  "Event of Default" (as defined in any Security Trust Deed which relates to the Approved Fund) occurs;

(f)            (Breach of Transaction Documents etc.):  without prejudice to any of the preceding paragraphs of this clause, the Trustee or the Trust Manager remains in breach or default of a material provision of a Transaction Document relating to that Approved Fund, or the additional terms and conditions specified in the relevant Fund Approval Notification, upon the expiration of 10 Banking Days’ written notice from ABN requiring the remedy of such breach or default; and

(g)           (Material Adverse Effect):  an event occurs which has a Material Adverse Effect in relation to that Approved Fund.

13.3        Rights Upon a Facility Termination Event

If any Facility Termination Event occurs in relation to an Approved Fund, and at any time thereafter if the Facility Termination Event is then continuing, ABN may by not less than 3 Business Days written notice to each of the Trustee and the Trust Manager declare that the Facilities are terminated in relation to that Approved Fund, whereupon ABN’s obligation to provide any further utilisations of the Facilities to that Approved Fund, and the unutilised portion of the Hedge Facility Limit, the Warehouse Fund Limit and the Forward Rate Facility Limit available to that Approved Fund, will be cancelled with effect from the date specified in the notice.

13.4        Suspension of Facilities during Grace Periods

During the application of any period allowed under any paragraph of clause 13.1 or 13.2 for the remedy of a breach or default which will, upon expiry of that period, constitute a Facility Termination Event, ABN’s obligation to provide further utilisations of a Facility will be suspended until the earlier of the end of the relevant period.

13.5        Termination for Illegality

If any change in applicable law, regulation, treaty or official directive or in the interpretation or administration thereof by any governmental authority charged with the administration thereof makes it unlawful for ABN to perform its obligations under this Agreement, ABN may by 30 days’ notice in writing to each other party hereunder terminate the Facilities.

13.6        Termination by Notice—ABN

Notwithstanding any other provision of this Agreement or the ISDA Master Agreement, ABN may terminate the Facilities at any time by not less than 6 months’ written notice to the Trustee and the Trust Manager prior to the date on which such termination is to be effective.

13.7        Termination by Notice—The Trust Manager

Notwithstanding any other provision of this Agreement or the ISDA Master Agreement, the Trust Manager may terminate the Facilities:

(a)           if ABN fails to comply with its obligations under clause 1.5(c) and does not remedy such failure within 20 days after written notice to do so from the Trust Manager; or

(b)           at any time by not less than 6 months’ prior written notice to the Trustee and ABN.

13.8        Termination for Increased cost

If by reason of the commencement or anticipated commencement of a law or any change or anticipated change in law or its interpretation or administration or by reason of compliance or anticipated compliance with any request or requirement of any fiscal, monetary or other authority wherever located:

(a)           ABN incurs, or anticipates that it will incur, a cost as a result of it making the Facilities or any Hedge or Deposit available under this Agreement;

(b)           there is any increase or anticipated increase in the cost to ABN of funding or maintaining the Facilities or any Hedge or Deposit made or to be made under this Agreement;

(c)           the amount payable or anticipated to be payable to ABN, or the effective return or the anticipated effective return to ABN, on the Facilities or any Hedge or Deposit made or to be made available hereunder, or the rate of return or the anticipated rate of return at the date of this Agreement on ABN’s overall capital is reduced; or

(d)           ABN becomes liable, or anticipates that it will become liable, to make any payment (not being a payment of Tax on its overall net income) on or calculated by reference to the amount of the Facilities or any Hedge or Deposit made or to be made available hereunder, then ABN may at any time thereafter by notice in writing to the Trustee and the Trust Manager forthwith terminate the Facilities.

13.9        Survival on Termination

The termination of the Facilities will not have any effect on the continuing validity and enforceability of all existing Hedges arising from previous utilisations of the Hedge Facility or of all existing Deposits arising from previous utilisations of the Deposit Facility.

14.          PAYMENTS

14.1        Time and Place

Unless this Agreement expressly provides otherwise and subject to any applicable contrary provision in the ISDA Master Agreement for any Hedges, all payments to be made hereunder must be made in Dollars in immediately available funds not later than 11.00 am (Sydney time) on the due date to the account designated by the recipient from time to time or as otherwise agreed between the payer and the recipient.

14.2        No Set-Off or Deduction

Subject to any specific written agreement from time to time between the Trustee, the Trust Manager and ABN, all payments under or in relation to this Agreement by any party whether of principal, interest or other amounts due hereunder and all accounts and deposits created by any party by or for the purposes of this Agreement, will be free of any set-off, counterclaim or combination of accounts on any account whatsoever, and will be without deduction or withholding for any present or future Taxes unless the payer is compelled by law to deduct or withhold the same, in which event the payer must pay to the recipient such additional amounts necessary to enable the recipient to receive, after all deductions and withholdings for such Taxes, a net amount equal to the full amount which would otherwise have been payable hereunder had no such deduction or withholding been required to be made. Nothing in this clause affects any payment due between the Trustee and ABN under the ISDA Master Agreement (which will govern any such payment).

15.          CAPACITY AND LIABILITY OF TRUSTEE

15.1        This Clause to Prevail

All provisions of this Agreement and the ISDA Master Agreement are subject to this clause 15.

15.2        Definitions for the purposes of this clause

In this clause 15:

“Assets” means in relation to a Fund, all property and assets (real and personal) (including choses in action and other rights), tangible and intangible, present or future, comprised in, and held by the Trustee of, that Fund.

“Final Judgment” means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

“Trustee’s Indemnity” means in relation to a Fund:

(a)           the Trustee’s right of indemnity from the Assets of that Fund in respect of liabilities incurred by the Trustee acting in its capacity as trustee of that Fund; and

(b)           all equitable liens and other Encumbrances which the Trustee has over the Assets of that Fund.

15.3        Limitation of Liability

(a)           (No Personal Liability): The Trustee has no personal liability in relation to any of its obligations under or arising out of this Agreement, the ISDA Master Agreement or any Transaction, entered into in its capacity as trustee of a Fund.

(b)           (Liability Limited to Assets): In relation to each such obligation, the liability of the Trustee is limited to and does not extend beyond the Assets of the relevant Fund as they stand at the time at which the obligation is met or satisfied.

(c)           (Not liable to apply personal assets): The Trustee is not liable to meet or satisfy any such obligation from its own assets (except the Trustee’s Indemnity) and each such obligation must be met or satisfied from the relevant Fund or the Trustee’s Indemnity.

(d)           (Provisions Apply): The preceding paragraphs apply notwithstanding the fact that the liabilities of the Trustee in its capacity as the trustee of a Fund may from time to time and at any time almost equal, equal or exceed the value of the Assets of that Fund at the relevant time.

(e)           (Do Not apply to Express personal obligations): The previous paragraphs of this clause 15.3 do not apply to the liability of the Trustee in relation to any obligation which the Trustee expressly assumes in its personal capacity.

(f)            (Final Judgements): It is acknowledged by the Trustee that the Assets of each Fund at any time will include the amount of any compensation found by a Final Judgment (or admitted by the Trustee) to be payable by the Trustee to restore that Fund because of a failure by the Trustee to exercise in relation to the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the Trustee having regard to the powers and duties conferred on the Trustee by the Trust Deed, this Agreement or the ISDA Master Agreement, in either case occurring before the time in question and causing loss to the Fund quantified before the time in question.

15.4        Trustee’s Performance

The Trustee agrees to act insofar as its obligations and powers under the Trust Deed and generally as Trustee of the Funds permit to facilitate the performance of this Agreement by the Trust Manager and ABN.

15.5        Execution of other Agreements, Instruments etc.

Notwithstanding any other provision of this Agreement, the Trustee is not obliged to execute any instrument, enter into any agreement nor incur any obligation in connection with any Fund unless its personal liability in connection with the instrument, agreement or obligation is limited in a manner which reflects the terms of clause 15.3, mutatis mutandis, or which the Trustee, in its sole discretion, otherwise considers satisfactory.

16.          EXPENSES AND STAMP DUTIES

16.1        Expenses

The Trust Manager must forthwith on demand reimburse ABN for, and keep ABN indemnified against, its reasonable legal costs and disbursements incurred by it in connection with:

(a)           (This Agreement and the ISDA Master Agreement): subject to any other agreement as to such costs, the preparation of, or variation to, this Agreement and the ISDA Master Agreement;

(b)           (Approvals): any preparation or variation of any other document in relation to which ABN’s approval or consent is required under this Agreement; and

(c)           (Substitution): the substitution of any party under this Agreement or any other document in relation to which its approval or consent is required under this Agreement.

In addition, the Trust Manager must indemnify ABN against such other legal costs and disbursements as may be agreed between the Trustee, the Trust Manager and ABN from time to time.

16.2        Stamp Duties

The Trust Manager must pay all stamp, loan, transaction, registration and similar Taxes including fines and penalties, financial institutions duty and federal debits tax which may be payable or required to be paid by any appropriate authority or determined to be payable in connection with the execution and delivery of this Agreement and the ISDA Master Agreement.

17.          ASSIGNMENTS

17.1        Assignments

No party may assign any of its rights hereunder without the prior written consent of each other party (which consent must not be unreasonably withheld) and unless the Rating Agency has confirmed in writing that such assignment will not have an adverse effect on the credit rating of any Rated Fund. Where ABN has consented to the replacement of the Trustee or the Trust Manager, then:

(a)           the Trustee or the Trust Manager (as the case may be) will be entitled to assign its rights and obligations under this Agreement, the ISDA Master Agreement, all Hedges and all Deposits to its replacement in accordance with the Trust Deed and this Agreement and in connection with any Hedges or Deposits; and

(b)           ABN must enter into such documents as the Trust Manager may reasonably require to ensure that this Agreement, the ISDA Master Agreement, all Hedges and all Deposits are novated or transferred to the replacement Trustee or Trust Manager.

17.2        Successors and Assigns

This Agreement is binding on and enures to the benefit of each party hereto and its respective successors and permitted assigns.

18.          GOVERNING LAW AND JURISDICTION

18.1        Governing Law

This Agreement is governed by, and must be construed in accordance with, English law.

18.2        Jurisdiction

(a)           (Acceptance of jurisdiction): Each party irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of England with respect to any legal action or proceedings which may be brought at any time relating in any way to this Agreement.

(b)           (No objection to inconvenient forum): Each party irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

19.          MISCELLANEOUS

19.1        Notices

Except as otherwise expressly contemplated in this Agreement, every notice or other communication of any nature whatsoever required to be served, given or made under or arising from this Agreement:

(a)           (In writing): must be in writing in order to be valid;

(b)           (Executed): must be executed by the party giving, serving or making the same or on its behalf by any attorney, director, secretary, Authorised Officer or solicitor of such party;

(c)           (Service): will be duly served, given or made in relation to a party if it is:

(i)             delivered to the address of that party;

(ii)            posted by prepaid post to such address; or

(iii)           sent by facsimile to the facsimile number of that person; and

(d)           (Time of Receipt): shall be deemed to be given, served or made:

(i)             (in the case of prepaid post) on the fifth day after the date of posting;

(ii)            (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and

(iii)           (in the case of delivery by hand) on delivery.

The address and facsimile number of the Trustee, the Trust Manager and ABN for the purposes of this clause 19.1 are as follows until the party concerned notifies in writing all other parties of any variation:

Trustee
Address:	Permanent Custodians Limited 23-25 O’Connell Street, Sydney, NSW 2000
Facsimile No.:	(02) 9225 8474
Attention:	General Manager, Securitisation Trusts
Trust Manager
Address:	Australian Mortgage Securities Limited Level 15, AMP Centre, 50 Bridge Street, Sydney, NSW 2000
Facsimile No.:	(02) 9256 0866
Attention:	Deputy Managing Director
ABN
Address:	ABN AMRO Bank N.V., Sydney Branch Level 22, 255 George Street, Sydney, NSW 2000
Facsimile No.:	(02) 9259 5449
Attention:	Treasury Administration, Derivative Operations

19.2        Continuing Obligation

Each obligation of each party under this Agreement is a continuing obligation of that party in accordance with its terms, notwithstanding any settlement of account, intervening payment, express or implied revocation or any other matter or thing whatsoever until a final discharge has been given to that party by each party to which that obligation is owed.

19.3        Settlement Conditional

Any settlement or discharge between any of the parties to this Agreement in respect of any obligation arising hereunder is conditional upon any payment made in relation to that settlement or discharge not being avoided, repaid or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of any such security or payment being so avoided, repaid or reduced, the party to which the settled or discharged obligation was owed is entitled to recover the value or amount of such payment avoided, repaid or reduced from the party which owed the obligation subsequently as if such settlement or discharge had not occurred.

19.4        Severability of Provisions

Any provision of this Agreement which is illegal, void or unenforceable is ineffective to the extent only of such illegality, voidness or unenforceability and does not invalidate the remaining provisions of this Agreement.

19.5        Remedies Cumulative

The rights and remedies conferred hereby upon each party are cumulative and in addition to all other rights or remedies available to that party by law or by virtue of any other instrument.

19.6        Waiver

A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege hereunder by any party does not in any way preclude or operate as a waiver of any further exercise or enforcement thereof or the exercise or enforcement of any other right, remedy, power or privilege hereunder or provided by law.

19.7        Variations in Writing

Unless otherwise expressly or impliedly provided herein, this Agreement may not be modified, amended, added to or otherwise varied except by a document in writing signed by each of the parties or signed on behalf of each party by an Authorised Officer under hand, and unless the Rating Agency has confirmed in writing that such modification, amendment, addition or variation will not have an adverse effect on the credit rating of any Rated Fund.

19.8        Indemnity for Breach of this Agreement

(a)           (By the Trustee): The Trustee as trustee of each Approved Fund must on demand indemnify ABN against any loss (including loss of profits), cost, claim or expense which ABN incurs, directly or indirectly, as a result of or reasonably attributable to:

(i)             any breach of this Agreement by the Trustee as trustee of the Approved Fund;

(ii)            the occurrence of any Facility Termination Event in relation to the Approved Fund; or

(iii)           the failure of the Trustee as trustee of the Approved Fund to enter into any Hedge when the Trustee is required to do so, or when it or the Trust Manager has agreed with ABN that the Trustee will do so, under this Agreement.

(b)           (By the Trust Manager): The Trust Manager must on demand indemnify ABN against any loss (including loss of profits), cost, claim or expense which ABN incurs, directly or indirectly, as a result of, or reasonably attributable to, any breach of this Agreement by the Trust Manager.

(c)           (Additional Rights): Clauses 19.8(a) and (b) are in addition to, and do not prejudice, any payment or indemnity rights of ABN under the ISDA Master Agreement or elsewhere under this Agreement.

19.9        Further Assurances

Each party will, upon request by any other party (the “requesting party”) at the expense of the requesting party, perform all such acts and execute all such agreements, assurances and other documents and instruments as the requesting party reasonably requires to assure and confirm the rights and powers afforded, created or intended to be afforded or created, under or in relation to this Agreement and each transaction or other dealing which occurs under or is contemplated by it.

19.10      Binding on Each Party

This Agreement is binding on each of the other parties notwithstanding that there is any invalidity, forgery or irregularity touching any execution of this Agreement by a party or that this Agreement is or becomes unenforceable, void or voidable against any party.

19.11      Counterparts

This Agreement may be executed in a number of counterparts and all such counterparts taken together will constitute one and the same instrument.

SCHEDULE

Form of Fund Approval Application

[Date]

To:         BN AMRO Bank N.V.
Sydney Branch
Level 22
255 George Street
SYDNEY NSW 2000

Australian Mortgage Securities Ltd, ACN 003 072 446 (the “Trust Manager”) refers to the Interest Rate Facilities Agreement (the “Agreement”) made between Permanent Custodians Limited, ACN 001 334 636 (the “Trustee”), the Trust Manager and ABN AMRO Bank N.V.

Unless the context indicates a contrary intention, terms defined in the Agreement have the same meaning where used in this Fund Approval Application.

The Trust Manager applies to ABN pursuant to clause 4.1 of the Agreement that ABN approve the provision of the following Facilities to the Fund described below:

1.             Name of Fund:

2.             Facilities required:

(a)	Swap Facility (aggregate Notional Amount: $ )	Yes/No
(b)	Forward Rate Facility (aggregate Contract Amount: $ )	Yes/No
(c)	Deposit Facility	Yes/No

Attached to this Fund Approval Notification are certified copies of each existing or proposed Transaction Document relating to the above Fund, that have not been previously supplied by the Trust Manager to ABN.

The Trust Manager repeats the representations and warranties made by it in the Agreement by reference to the facts and circumstances existing as at the date of this Application.

For and on behalf of Australian Mortgage Securities Ltd

Authorised Officer	Authorised Officer

Fund Approval Notification

ABN confirms that:

(a)           the above Fund is an Approved Fund for the purposes of the Agreement; and

(b)          it will provide the above Facilities to the Fund, subject to the terms and conditions of the Agreement and subject to the additional terms and conditions annexed (if any).

For and on behalf of ABN AMRO Bank N.V.

Authorised Officer	Authorised Officer

SIGNED as an agreement.

	) ) ) ) )	[SEAL]
)
)
)

THE COMMON SEAL of AUSTRALIAN MORTGAGE SECURITIES LTD, ACN 003 072 446, was affixed by the authority of its Board of Directors in the presence of:	) ) ) ) )	[SEAL]
/s/ MARK BURGE (Signature of Secretary)		/s/ ROSS VALENTINE (Signature of Director)
Mark Burge (Name of Secretary in Full)		Ross Valentine (Name of Director in Full)

SIGNED for and on behalf of
ABN AMRO BANK N.V., SYDNEY
BRANCH, ARBN 079 478 612, by

its attorneys under a Power of Attorney
dated 28/4 & 20/7/98 and who declares that
he or she has not received any notice of the
revocation of such Power of Attorney in the
presence of:

	) ) ) ) ) ) ) ) )	/s/ CHRISTOPHER LEBERNE (Signature of Attorney) CHRISTOPHER LEBERNE
/s/ JOHN S. JONES (Signature of Attorney)
JOHN S. JONES (Name in Full)

Master Agreement

ARMS II Approved Funds and AMP Warehouse Fund

Date: 11 June 1999

ABN AMRO Bank N.V.

Party A

Permanent Custodians Limited

Party B

Australian Mortgage Securities Ltd

Trust Manager

(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of [*] October 2003

ABN AMRO BANK N.V., LONDON BRANCH (“Party A”)	PERMANENT CUSTODIANS LIMITED (ACN 001 426 384) (“Party B”)

and
AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED (ACN 103 852 428) (the “Trust Manager”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.                                    Interpretation

(a)                              Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)                             Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)                              Single Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.                                    Obligations

(a)                               General Conditions.

(i)                 Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)              Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.  Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)           Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)                             Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)                               Netting.  If on any date amounts would otherwise be payable:—

(i)                in the same currency; and

(ii)             in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction.  The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date).  This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)                             Deduction or Withholding for Tax.

(i)                                    Gross-Up.  All payments under this Agreement will be made without any deduction or  withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)           promptly notify the other party (“Y”) of such requirement;

(2)           pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)           promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)           if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required.  However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)                the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)                 the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)             Liability.  If:—

(1)                               X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)       X does not so deduct or withhold; and

(3)       a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)                              Default Interest; Other Amounts.  Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate.

Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.                                    Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)                               Basic Representations.

(i)                  Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)               Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)            No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)           Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)              Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)                             Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)                              Absence of Litigation.  There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)                             Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material aspect.

(e)                              Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)                                 Payee Tax Representations.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.                                   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)                              Furnish Specified Information.  It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)                                   any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)                                any other documents specified in the Schedule or any Confirmation; and

(iii)                             upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)                             Maintain Authorizations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)                              Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)                             Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)                              Payment of Stamp Tax.  Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.                                    Events of Default and Termination Events

(a)                              Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)                                   Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before 10.00am on the fifth Business Day after notice of such failure is given to the party.

(ii)                                Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)                             Credit Support Default.

(1)            Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)            the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)            the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)                           Misrepresentation.  A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)                              Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)                           Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)                        Bankruptcy.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)                             is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)                     Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)                             the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)                             the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)                              Termination Events.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)                                  Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)                             to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)                             to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)                               Tax Event.  Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e))

and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)                            Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)                           Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)                              Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)                               Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.                                    Early Termination

(a)                               Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions.  If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)                               Right to Terminate Following Termination Event.

(i)                                  Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)                               Transfer to Avoid Termination Event.  If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)                            Two Affected Parties.  If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)                           Right to Terminate.  If:—

(1)                             a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)                             an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)                               Effect of Designation.

(i)                                  If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)                               Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement.  The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)                               Calculations.

(i)                                  Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid.  In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)                               Payment Date.  An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event).  Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)                               Payments on Early Termination.  If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”.  If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply.  The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)                                  Events of Default.  If the Early Termination Date results from an Event of Default:—

(1)                             First Method and Market Quotation.  If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)                             First Method and Loss.  If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)                             Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)                             Second Method and Loss.  If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)                               Termination Events.  If the Early Termination Date results from a Termination Event:—

(1)                             One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)                             Two Affected Parties.  If there are two Affected Parties:—

(A)                          if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the

Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)                           if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)                            Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)                           Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty.  Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.                                    Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)                               a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)                              a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.                                    Contractual Currency

(a)                               Payment in the Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”).  To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.  If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.  If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)                              Judgments.  To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.  The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)                               Separate Indemnities.  To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)                              Evidence of Loss.  For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.                                    Miscellaneous

(a)                               Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)                              Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)                               Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)                              Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)                               Counterparts and Confirmations.

(i)                                  This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)                               The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise).  A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)                                  No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)                               Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.                            Offices; Multibranch Parties

(a)                               If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office.  This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)                              Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)                               If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.                            Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.                            Notices

(a)                               Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)                                    if in writing and delivered in person or by courier, on the date it is delivered;

(ii)                                 if sent by telex, on the date the recipient’s answerback is received;

(iii)                            if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)                           if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)                              if sent by electronic messaging system, on the date that electronic message is received,

unless the date of delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)                              Change of Addresses.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.                            Governing Law and Jurisdiction

(a)                              Governing Law.  This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)                             Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)           submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)        waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)                               Service of Process.  Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings.  If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party.  The parties irrevocably consent to service of process given in the manner provided for notices in Section 12.  Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)                              Waiver of Immunities.  Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of  property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.                      Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)                              in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)                             in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)                              in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)                             in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them).  Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies.  Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11.  A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable.  A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers.  Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date.  For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.  The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree.  The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination

Date.  The day and time as of which those quotations are to be obtained will be selected in good faith by the party obligated to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.  If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)             the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)            such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date.  The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination

Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate.  Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

PARTY A	PARTY B

ABN AMRO BANK N.V.	PERMANENT CUSTODIANS LIMITED

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

By:
Name:
Title:
Date:

TRUST MANAGER

AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED

By:
Name:
Title:
Date:

SCHEDULE
to the
Master Agreement
ARMS II Global Fund 2

dated as of [*] October 2003

between

ABN AMRO BANK N.V., LONDON BRANCH
(Party A)

and

PERMANENT CUSTODIANS LIMITED, ACN 001 426 384
(Party B)

and

AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED, ACN 103 852 428
(Trust Manager)

Part 1:                           Termination Provision

In this Agreement:

(a)                                 “Specified Entity” is not applicable to Party A nor to Party B.

(b)                                “Specified Transaction” is not applicable.

(c)                                 (i)                                      The following provisions of Section 5 will not apply to Party A:

Section 5(a)(ii)
Section 5(a)(iii)
Section 5(a)(iv)
Section 5(a)(v)
Section 5(a)(vi)
Section 5(b)(iv)
Section 5(b)(v)

(ii)                                 The following provisions of Section 5 will not apply to Party B:

Section 5(a)(ii)
Section 5(a)(iii)
Section 5(a)(iv)
Section 5(a)(v)
Section 5(a)(vi)

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Section 5(b)(iv)

Section 5(b)(v)

(iii)                              Section 5(b)(ii) will not apply to Party A as the Affected Party (subject to Part 5(j)(iii) of this Schedule) and Section 5(b)(iii) will not apply to Party A as the Burdened Party.

(d)                                The “Automatic Early Termination” provisions in Section 6(a) will not apply to Party A nor to Party B.

(e)                                 “Payment on Early Termination”.  For the purposes of Section 6(e) of this Agreement:

(i)                                    Market Quotation will apply; and

(ii)                                 the Second Method will apply.

(f)                                   “Termination Currency” means US$.

Part 2:                           Tax Representations

(a)                              Payer Tax Representations.  For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant government revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)                                   the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;

(ii)                                the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)                             the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

PROVIDED THAT it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)                              Payee Tax Representations.  For the purpose of Section 3(f) of this Agreement:

Party A makes the following representation:

It will bring into account payments made and received in respect of each Transaction in computing its income for United Kingdom tax purposes.

Party B makes the following representation:

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It is an Australian resident and does not derive the payments under this Agreement in part or in whole in carrying on business in a country outside Australia at or through its permanent establishment in that country.

Part 3:                           Documents to be delivered

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents as applicable:

(a)                               Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document	Date by which to be delivered

Parties A & B	Any form or document reasonably requested by the other party to permit payments without (or with minimum) deduction or withholding of Tax	As soon as possible after request.

(b)                              Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which document to be delivered

Parties A & B

Such evidence as the other party may reasonably require to satisfy itself as to the authority of the persons executing and delivering this Agreement on behalf of the party and each Confirmation to be signed on behalf of the party.

Before the entering into of any Transaction and thereafter promptly upon any change in authorised persons.

Party B	A legal opinion as to the validity and enforceability of that party’s obligations under this Agreement in form and substance and issued by legal counsel reasonably acceptable to Party A.	Before the entering into of any Transaction.

Party A

A copy of the most recent annual report of the party containing consolidated financial statements, certified without qualification by independent public accountants and such other public information respecting its condition or operations, financial or otherwise, as the other party may reasonably request from time to time.

Upon reasonable request by Party B.

All documents delivered under this Part 3(b) are covered by Section 3(d) representation.

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Part 4:                           Miscellaneous

(a)                               Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	250 Bishopsgate
LONDON EC2M 4AA
ENGLAND

Attention:	Loan Administration Department

Electronic Messaging System Details:		Swift ABNA GB 2L

Facsimile No:	+44 20 7 588 2975	Telephone No.: +44 20 7 628 7766

With a copy to:	ABN AMRO Bank, N.V., Australian Branch
Derivative Operations Unit
Level 27, ABN AMRO Tower
88 Phillip Street
SYDNEY NSW 2000

Facsimile No.:	+612 8259 5412

Address for notices or communications to Party B care of the Trust Manager:

Address:	Level 6
12 Castlereagh Street
SYDNEY NSW 2000

Attention:	Deputy Managing Director

Facsimile No:	+612.9225.0864	Telephone No.: +612 9225 0824

(b)                              Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:  not applicable.

Party B appoints as its Process Agent:  not applicable.

(c)                               Offices.  The provisions of Section 10(a) will not apply to this Agreement.

(d)                              Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Neither Party A nor Party B is a Multibranch Party.

(e)                               Calculation Agent.  The Calculation Agent is Party A.

(f)                                  Credit Support Document.  Details of any Credit Support Document:

(i)                                    In relation to Party A: nil.

(ii)                                 In relation to Party B: The Security Trust Deed.

(g)                               Credit Support Provider.

(i)                                    In relation to Party A: nil.

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(ii)                                 In relation to Party B: nil.

(h)                              Governing Law.  This Agreement will be governed by and construed in accordance with English laws and each party submits to the non-exclusive jurisdiction of the courts of England without reference to choice of law doctrine.  The provisions of Section 13(b) will apply (mutatis mutandis) to this choice of governing law and submission to jurisdiction.

(i)                                  Netting of Payments.  Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transaction.

(j)                                 “Affiliate” will have the meaning specified in Section 14 of this Agreement.  However, for the purpose of Section 3(c) Party A and Party B are each deemed not to have any Affiliates.

(k)                              Transaction Document.

(i)                                   This Agreement and each Transaction are Transaction Documents relating to the Fund for the purposes of the Master Trust Deed.

(ii)                                Each Transaction is a Currency Swap as defined in and for the purposes of the Bond Trust Deed.

Part 5:                           Other Provisions

(a)                                 ISDA Definitions:  This Agreement, each Confirmation and each Transaction are subject to the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the “ISDA Definitions”), and will be governed in all respects by any provisions set forth in the ISDA Definitions, without regard to any amendments to the ISDA Definitions or the Annex to the ISDA Definitions subsequent to the date thereof.  The provisions of the ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each Confirmation.  In the event of any inconsistency between the provisions of this Agreement and the ISDA Definitions, this Agreement will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.  Any reference to a:

(i)                                    “Swap Transaction” in the ISDA Definitions is deemed to be a reference to a “Transaction” for the purpose of interpreting this Agreement or any Confirmation; and

(ii)                                 “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for the purpose of interpreting the  ISDA Definitions.

(b)                                Master Trust Deed Definitions:  Words and expressions which are defined in the Master Trust Deed (unless the context otherwise requires, or unless otherwise defined in this Agreement)  have the same meanings when used in this Agreement.

(c)                                 Appointment of Trust Manager:

(i)                                    Pursuant to its powers under the Master Trust Deed (including, without limiting the generality of the foregoing, pursuant to clauses 14.2(i) and ( l) and 14.4(c)), Party B

5

hereby appoints the Trust Manager as its sole and exclusive agent to act on Party B’s behalf with respect to this Agreement.  The Trust Manager:

(A)                              may arrange, enter into, and monitor Transactions, execute Confirmations, and exercise all other rights and powers of Party B under this Agreement; and

(B)                                without limiting the generality of the foregoing, shall issue, and receive, on behalf of Party B all notices, Confirmations, certificates and other communications to or by Party A under this Agreement.

(ii)                                 The Trust Manager acknowledges and confirms to Party B and Party A that the Trust Manager considers it appropriate, for the effective performance of its obligations as Trust Manager and the due management and administration of the Fund, that Party B appoint the Trust Manager as its agent for the purposes of this Agreement, in the manner provided for in sub-paragraph (i) above;

(iii)                              In acting as Party B’s agent, the Trust Manager must comply with the terms of the Master Trust Deed (in particular, but without limitation, clauses 12.2(a), (b) and (c)), and all relevant Transaction Documents;

(iv)                             The Trust Manager must indemnify Party B from and against all costs, losses, damages, expenses or liabilities (including the amount of any compensation found by a Final Judgment (or admitted by Party B) to be payable by Party B to restore the Fund because of a failure by Party B to exercise the degree of care, diligence and prudence required of it under the Transaction Documents, or because of some other neglect, default or breach of duty by Party B under the Transaction Documents):

(A)                              which Party B may suffer or incur as a result of any claim being made against it under clause 14.5 of the Master Trust Deed which arises from any act or omission (or alleged act or omission) by the Trust Manager in acting as Party B’s agent under or for the purposes of this Agreement; and

(B)                                in respect of which Party B is not entitled to be indemnified personally from the Assets of the Fund in accordance with clause 25.10 of the Master Trust Deed.

(v)                                The parties agree that if:

(A)                              the Trust Manager, in acting as agent of Party B under sub-paragraph (i) above, acts in breach of its duties to Party B, or acts negligently or fraudulently; and

(B)                                as a result of such breach, negligence or fraud, Party A suffers any losses, costs or damages; and

(C)                                Party B is not entitled for any reason (notwithstanding clause 25.10 of the Master Trust Deed) to be indemnified from the Assets of the Fund in respect of those losses, costs or damages,

6

then:

(D)                               the Trust Manager must indemnify Party A on demand from and against such losses, costs and damages; and

(E)                                 Party B shall have no liability to Party A in respect of those losses, costs or damages.

(vi)                             The Trust Manager confirms in respect of each Transaction that:

(A)                                it is acting as agent of Party B;

(B)                               it has made its own independent decisions to enter into that Transaction, on behalf of Party B, and as to whether that Transaction is appropriate or proper for it to enter into, on behalf of Party B, based upon its own judgment and upon advice from such advisers as it has deemed necessary;

(C)                               it is not relying on any communication (written or oral) of Party A as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanation related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from Party A shall be deemed to be an assurance or guarantee as to the expected results of that Transaction;

(D)                              it is capable of assessing the merits of, and understanding (on its own behalf or through independent professional advice), and understands and accepts, on behalf of Party B, the terms, conditions and risks of that Transaction.  It is also capable of assuming, on behalf of Party B, and assumes, on behalf of Party B, the risks of that Transaction; and

(E)                                Party A is not acting as a fiduciary or an adviser to it in respect of that Transaction.

(d)                                Change of Accounts:  For the purposes of Section 2(b) of the Agreement both parties agree that such new account so designated shall, unless otherwise agreed, be in the same tax jurisdiction as the original account.

(e)                                 Payments: In Section 2:

(i)                                    In Section 2(a)(i) add after “made by it”:

“which will be by way of exchange for the corresponding payment or payments payable by the other party”;

(ii)                                 In Section 2(a)(ii) insert immediately after the words “freely transferable funds” the following words:

“, free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement)”.

7

(iii)                              Insert new Sections 2(a)(iv) and 2(a)(v) immediately after Section 2(a)(iii) as follows:

“(iv)                      The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a party if it has satisfied all its payment and delivery obligations under Section 2(a)(i) and has no future payment or delivery obligations, whether absolute or contingent under Section 2(a)(i).

(v)                                 Where:

(1)                             payments are due pursuant to Section 2(a)(i) by Party A to Party B (the “Party A payment”) and by Party B to Party A (the “Party B payment”) on the same day; and

(2)                             the charge created by the Security Trust Deed has become, and remains at that time, enforceable,

then:

(3)                             Party A’s obligation to make the Party A payment to Party B shall be subject to the condition precedent (which will be an “applicable condition precedent” for the purpose of Section 2(a)(iii)(3)) that Party A first receives either:

(i)                                  the Party B payment; or

(ii)                               confirmation from Party B’s bank that it holds irrevocable instructions to effect payment of the Party B payment and that funds are available to make that payment; and

(4)                             Party B’s obligation to make the Party B payment to Party A will be subject to the condition precedent (which will be an “applicable condition precedent” for the purpose of Section 2(a)(iii)(3)) that Party B first receives either:

(i)                                  the Party A payment; or

(ii)                               confirmation from Party A’s bank that it holds irrevocable instructions to effect payment of the Party A payment and that funds are available to make that payment.”

(iv)                             Delete the word “if” at the beginning of Section 2(d)(i)(4), and insert the following words “if and only if X is Party A and”.

(v)                                In Section 2(d)(ii) insert the words “(if and only if Y is Party A)” after the word “then” at the beginning of the last paragraph.

Without prejudice to the above amendments, it is agreed that Party B is not obliged to:

(A)                           pay any additional amount to Party A under Section 2(d)(i)(4);

(B)                            pay any amount to Party A under Section 2(d)(ii); or

8

(C)                           receive payments under this Agreement or any Transaction from which deductions or withholdings have been made.

(f)                                   Additional Representations:  In Section 3 add new paragraphs as follows:

“(g)                         Non Assignment.  It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over or given any charge over any of its rights under any Transaction (other than, in respect of Party B, under and in accordance with the Master Trust Deed and the charge given pursuant to the Security Trust Deed).

(h)                               Contracting as principal.  In relation to Party A and Party B, each Transaction is and will be entered into by it as principal and not otherwise.”

(g)                                Additional Covenant:  In Section 4 a new paragraph is added as follows:

“(f)                            Contracting as Principal: It will enter into all Transactions as principal and not otherwise.”

(h)                                Mandatory Novation:  If an Incoming Trustee is appointed in accordance with the Master Trust Deed, Party A must, unless it is then entitled to terminate this Agreement, promptly upon being requested to do so by or on behalf of Party B, execute such documents and do such things as Party B may reasonably require to novate this Agreement to the Incoming Trustee.  The Trust Manager must give notice to each Designated Rating Agency for the Fund promptly following any such novation.

(i)                                    Event of Default:  In Section 5(a):

(i)                                    Delete Section 5(a)(i) and insert instead:

“(i)                             Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10.00 am on the fifth Business Day after notice of such failure is given to the party;”.

For the avoidance of doubt, there will be no failure to pay by Party B to Party A for the purposes of Section 5(a)(i) to the extent that Party B pays to Party A on each Payment Date the amounts available to Party B on that Payment Date for payment to Party A (in the case of a Class A Currency Swap) under Conditions 4.4(e)(i) and 5.1(b)(i) and (in the case of a Class B Currency Swap) under Conditions 4.4(f) and 5.1(c).

(ii)                                 In relation to Party B, Section 5(a)(vii) does not apply, and the following Event of Default applies in its place:

“(vii)                   Insolvency.  An Event of Insolvency occurs in relation to Party B, and within 30 days after the occurrence of that Event (or such longer period as Party A may agree):

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(1)                             Party B has not been replaced as trustee of the Fund in accordance with the Master Trust Deed; and

(2)                             Party A and Party B’s replacement have not entered into an agreement (whether or not there are other parties thereto) which has the effect of novating or replacing this Agreement and each Transaction as between Party A and Party B’s replacement.”.

(iii)                              It is also an Event of Default under this Agreement, in respect of Party A only, if Party A fails to comply with Section 16.

(j)                                    Termination Events:

(i)                                    Illegality: In respect of each Transaction, the parties agree that the imposition by any Government Body of an Australian Jurisdiction of any exchange controls, restrictions or prohibitions which would otherwise constitute an Illegality for the purposes of Sections 5(b)(i) or 5(c) will not be an event which constitutes an Illegality for the purposes of those Sections so that, following the occurrence of that event:

(A)                              neither Party A nor Party B will be entitled to designate an Early Termination Date in respect of that Transaction as a result of that event occurring;

(B)                                payment by Party B in accordance with Part 5(e) of the Schedule will continue to constitute proper performance of its payment obligations in respect of that Transaction; and

(C)                                Party A’s obligations in respect of that Transaction or this Agreement will be unaffected by the occurrence of that event.

(ii)                                 Tax Event: Section 5(b)(ii) is amended by deleting the words “, or there is a substantial likelihood that it will,” where they appear in that provision.

(iii)                              Party A’s limited rights in relation to Tax Event: Notwithstanding Part 1(c)(iii) of the Schedule, Party A may designate an Early Termination Date if it is an Affected Party following a Tax Event but only if the Bond Trustee has notified the parties in writing that it is satisfied that all amounts owing to the US$ Bondholders will be paid in full on the date on which the US$ Bonds are to be redeemed.

(k)                                 Termination:

(i)                                    Termination by Bond Trustee: Party B must not designate an Early Termination Date without the prior written consent of the Bond Trustee.

(ii)                                 Termination by Bond Trustee: If following an Event of Default or Termination Event, Party A or Party B does not exercise its right to terminate a Transaction, then the Bond Trustee may designate an Early Termination Date in relation to that Transaction as if it were a party to this Agreement.

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(iii)                              Timing of Early Termination Date: Party A may not specify an Early Termination Date unless it has consulted with the other parties as to which date it should specify as the Early Termination Date.

(iv)                             Transfers to avoid Termination:  Section 6(b)(ii) is amended as follows:

(A)                              The following sentence is added at the end of the second paragraph:

“However, if Party A is that other party it must, if so requested by the Bond Trustee, use reasonable efforts to make such a transfer to an Affiliate (as that expression is defined in Section 14 disregarding any modification made by this Agreement) provided that each Designated Rating Agency has given prior written confirmation to the Bond Trustee that such a transfer will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by it to the Bonds.”

(B)                                The third paragraph is amended by replacing the words “a party” in the first line with the words “Party A” and by replacing in the second line the reference to “the other party” with the words “Party B” and the reference to “such other party’s” with “Party B’s”.

(v)                                Transfer where Party B does not gross-up:  If any payment by Party B to Party A under this Agreement is, or is likely to be, made subject to any deduction or withholding on account of Tax, the Trust Manager will endeavour to procure Party B’s substitution as principal obligor under this Agreement in respect of each Affected Transaction by an entity in another jurisdiction approved by Party A and the Bond Trustee.

(vi)                             No Set-Off:  Section 6(e) is amended by deleting the last sentence of the first paragraph.

(l)                                    Transfer:  Section 7 is deleted and replaced with the following:

“7.                               Transfer

(a)                               Neither the interests nor obligations of either party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise or whether by way of security or otherwise), charged or the subject of any trust or other fiduciary obligation (other than, in respect of Party B, under and in accordance with the Master Trust Deed and the charge created by the Security Trust Deed, or as expressly contemplated by or provided for in this Agreement).  Any action by a party which purports to do any of these things is void.

(b)                               Nothing in this Section 7:

(i)                                  restricts the parties agreeing to a novation of the interests and obligations of a party in or under this Agreement (including any Transaction) including, but

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not limited to, for the purposes of giving effect to a transfer by a party under Section 6(b)(ii);

(ii)                               restricts a transfer by a party of its interests and obligations in or under this Agreement (including any Transaction) pursuant to a consolidation or amalgamation with or merger into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

(iii)                            restricts a transfer by a party of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); or

(iv)                           restricts a transfer by a party after the other party has agreed to a variation of this Agreement to the extent necessary to permit such a transfer,

provided that Party B must not agree to or give effect to any novation or transfer referred to in this Section 7(b) unless it has first obtained the written consent of each Designated Rating Agency.

(c)                               Each party acknowledges that the other party enters into this Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is fundamental to the terms of this Agreement (including each Transaction).”

(m)                              Amendments:  In Section 9:

(i)                                    the first word “No” in Section 9(b) is replaced with:

“Except to the extent that the entering into of each Transaction takes effect as an amendment to this Agreement, no”; and

(ii)                                 the following words are added at the end of Section 9(b):

“, and unless each Designated Rating Agency has confirmed in writing that such amendment will not adversely affect the credit rating of any Bonds.”

(n)                                Notices:  In Section 12:

(i)                                    delete the following words where they appear on lines 2 and 3 of Section 12(a):

“(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)”; and

(ii)                                 delete paragraph (iii) of Section 12(a) and insert instead:

“(iii)                       if sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within 24 hours of the facsimile being sent that the facsimile was not received in its entirety in legible form;”.

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(o)                                Definitions:  In Section 14:

(i)                                    delete the following words from the definition of “Default Rate”:

“plus 1% per annum”;

(ii)                                 the definition of “Market Quotation” is replaced with:

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers.  Each quotation will take into account any existing Credit Support Document with respect to the obligations of such party.

Each quotation will be determined as either:

(1)                              the amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of the Future Obligations of both parties; or

(2)                              the present value (calculated using commercially reasonable discount rates) of the difference or the differences on each Scheduled Payment Date that would have occurred after the Early Termination Date between:

(a)                              the Future Obligations of the other party to the Terminated Transaction or Terminated Transactions; and

(b)                             the obligations that a quoting Reference Market-maker would have under a transaction (“Replacement Transaction”) that would preserve for the party making the determination that party’s Future Obligations, with such present value being positive if (a) is greater than (b) and negative if (a) is less than (b).

The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree.  The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date.  The day and time as of which the quotation or quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

If more than 3 quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly 3 such quotations are provided, the Market Quotation will be

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the quotation remaining after disregarding the highest and lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If fewer than 3 quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.”

(iii)                              insert the following additional definitions in Section 14 in alphabetical order:

“Alternative Arrangement” means an arrangement referred to in Section 16(a)(i), (ii) or (iii).

“Bond Trust Deed” means the deed so entitled dated on or about the date of this Agreement made between Party B, the Trust Manager, Australian Mortgage Securities Ltd and Permanent Registry Limited.

“Bond Trustee” means, initially, The Bank of New York and subsequently the person who is from time to time the trustee of the trust constituted under the Bond Trust Deed.

“Conditions” has the meaning given in the Bond Trust Deed.

“Fund” means the Issuing Fund constituted under the Master Trust Deed known as ARMS II Global Fund 2 .

“Future Obligations” means all payment or delivery obligations (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) of a party under Section 2(a)(i) in respect of a Terminated Transaction or group of Terminated Transactions, that would, but for the occurrence of the relevant Early Termination Date, have been required after that date.  (For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included).

“Master Trust Deed” means the Master Trust Deed for the ARMS II Funds dated 7 March 1995 made between Permanent Custodians Limited and Australian Mortgage Securities Ltd, as amended and restated by a deed dated 23 April 2003 made between Permanent Custodians Limited, Australian Mortgage Securities Ltd and the Trust Manager and as applicable to the Fund.

“Prescribed Rating” means a short term credit rating of “A-1+” by S&P and “P-1” by Moody’s and a long term credit rating of “A2” by Moody’s.

“Security Trust Deed” means the deed so entitled dated on or about the date of this Agreement made between Party B, Permanent Registry Limited, The Bank of New York and the Trust Manager.

“Security Trustee” means, initially, Permanent Registry Limited and subsequently the person who is from time to time the trustee of the trust constituted under the Security Trust Deed.

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(p)                                Capacity and Liability of Trustee:  Insert a new section 15 as follows:

“15.                     LIABILITY OF TRUSTEE AND LIMITED RECOURSE

(a)                              This Clause to Prevail:  All provisions of this Agreement are subject to this section 15.

(b)                              Definitions for the purposes of this section:  In this section 15:

“Assets” means all property and assets (real and personal) (including choses in action and other rights), tangible and intangible, present or future, comprised in, and held by Party B as trustee of the Fund.

“Final Judgment” means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

“Trustee’s Indemnity” means:

(a)                              Party B’s right of indemnity from the Assets of the Fund in respect of liabilities incurred by Party B acting in its capacity as trustee of the Fund; and

(b)                             all equitable liens and other Security Interests which Party B has over the Assets of the Fund.

(c)                                Limitation of Liability:

(i)                                  Party B enters into this Agreement, and will enter into each Transaction in its capacity as trustee of the Fund.  Accordingly, Party B has no personal liability in relation to any of its obligations under or arising out of this Agreement or any Transaction.

(ii)                               In relation to each such obligation, the liability of Party B is limited to and does not extend beyond the Assets of the Fund as they stand at the time at which the obligation is met or satisfied.

(iii)                            Party B is not liable to meet or satisfy any such obligation from its own assets (except the Trustee’s Indemnity) and each such obligation must be met or satisfied from the Fund or the Trustee’s Indemnity.

(iv)                           The preceding paragraphs apply notwithstanding the fact that the liabilities of Party B in its capacity as the trustee of the Fund may from time to time and at any time almost equal, equal or exceed the value of the Assets of the Fund at the relevant time.

(v)                              The previous paragraphs of this Section 15(c) do not apply to the liability of Party B in relation to any obligation which Party B expressly assumes in its personal capacity.

(vi)                           It is acknowledged by Party B that the Assets of the Fund at any time will include the amount of any compensation found by a Final Judgment (or admitted by Party B) to be payable by Party B to restore the Fund because of

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a failure by Party B to exercise in relation to the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by Party B having regard to the powers and duties conferred on Party B by the Master Trust Deed or this Agreement in either case occurring before the time in question and causing loss to the Fund quantified before the time in question.

(d)                              Limited Recourse:  Subject to paragraph (e), Party A agrees that it will not seek to enforce its rights against Party B under or in respect of this Agreement or any Transaction by:

(i)                                    suing Party B;

(ii)                                 obtaining judgment against Party B;

(iii)                              apply for or seeking to wind up the Fund; or

(iv)                             levying execution against any Asset of the Fund.

(e)                               Proviso:  Nothing in paragraph (d) restricts or prohibits Party A from taking any proceedings for specific performance or injunctive or declaratory relief in respect of its rights or Party B’s obligations under or in respect of this Agreement or any Transaction.”

(q)                                Collateralisation:  Insert a new section 16 as follows:

“16.                     COLLATERALISATION OF PARTY A’S OBLIGATIONS

If at any time Party A does not have credit ratings equal to or higher than the Prescribed Rating it must at its cost alone, within:

(a)                              30 days of a downgrade of Party  A’s credit rating to not lower than “A-1” (Short term) by S&P and “A3” (long term) by Moody’s (or such greater period as agreed with each relevant Designated Rating Agency):

(i)                                  establish collateralisation arrangements in support of its obligations under each Transaction which each Designated Rating Agency confirms will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by it to the Bonds;

(ii)                               procure the novation of this Agreement to a replacement party so that such novation does not result in a reduction, qualification or withdrawal of the credit ratings then assigned by each Designated Rating Agency to the Bonds; or

(iii)                            enter into some other arrangements in respect of each Transaction which each Designated Rating Agency confirms will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by it to the Bonds; or

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(b)                             5 Business Days of a downgrade of Party A’s credit rating to lower than “A-1” (short term) by S&P or “A3” (long term) by Moody’s (or such greater period as agreed with each relevant Designated Rating Agency), establish, procure or enter into an Alternative Arrangement.

(r)                                   Code of banking practice (2003):  Insert a new section 17 as follows:

“17.                     CODE OF BANKING PRACTICE (2003)

The parties to this Agreement agree that the Code of Banking Practice (2003) does not apply to this Agreement or any transaction or service under this Agreement.

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WITNESS the parties have executed this document as of the date specified on the first page of this document

ABN AMRO BANK N.V.	PERMANENT CUSTODIANS LIMITED

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

By:
Name:
Title:
Date:

AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED

By:
Name:
Title:
Date:

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